      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 2, 1997
                                                      REGISTRATION NO. 33-
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

      MCKESSON CORPORATION                 DELAWARE                  94-3207296
    MCKESSON FINANCING TRUST               DELAWARE                  52-6841546
    (EXACT NAME OF REGISTRANT   (STATE OF OTHER JURISDICTION OF   (I.R.S. EMPLOYER
  AS SPECIFIED IN ITS CHARTER)   INCORPORATION OR ORGANIZATION) IDENTIFICATION NUMBER)

 MCKESSON PLAZA, ONE POST STREET, SAN FRANCISCO, CALIFORNIA 94104, (415) 983-
                                     8300
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                NANCY A. MILLER
                    VICE PRESIDENT AND CORPORATE SECRETARY
                             MCKESSON CORPORATION
 MCKESSON PLAZA, ONE POST STREET, SAN FRANCISCO, CALIFORNIA 94104, (415) 983-
                                     8300
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                ---------------
                                   COPY TO:
         GREGG A. NOEL, ESQ.                   IVAN D. MEYERSON, ESQ.
 SKADDEN, ARPS, SLATE, MEAGHER & FLOM           MCKESSON CORPORATION
                  LLP                      MCKESSON PLAZA, ONE POST STREET
       300 SOUTH GRAND AVENUE,             SAN FRANCISCO, CALIFORNIA 94104
    LOS ANGELES, CALIFORNIA 90071                  (415) 983-8300
                                ---------------
            (213) 687-5000
       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
    From time to time after this Registration Statement becomes effective.
                                ---------------
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                        CALCULATION OF REGISTRATION FEE
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
                                                       PROPOSED
                                                       MAXIMUM       PROPOSED MAXIMUM     AMOUNT OF
       TITLE OF EACH CLASS OF          AMOUNT TO    OFFERING PRICE       AGGREGATE       REGISTRATION
    SECURITIES TO BE REGISTERED      BE REGISTERED   PER SECURITY     OFFERING PRICE         FEE
-----------------------------------------------------------------------------------------------------
Trust Convertible Preferred
 Securities of McKesson Financing
 Trust..............................   4,000,000     $56.25(1)(2)  $225,000,000.00(1)(2)  $68,181.82
-----------------------------------------------------------------------------------------------------
Convertible Subordinated Debentures
 of McKesson Corporation............      (3)             --                --                --
-----------------------------------------------------------------------------------------------------
Common Stock of McKesson
 Corporation, $0.01 par value per
 share..............................   2,766,604(4)       --                --                --
Rights to purchase Preferred Stock..   2,766,604(5)       --                --                --
-----------------------------------------------------------------------------------------------------
Guarantee(6)........................      --              --                --                --
-----------------------------------------------------------------------------------------------------
  Total.............................   6,766,604         100%         $225,000,000.00     $68,181.82

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(1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) of the Securities Act.
(2) Exclusive of accrued interest and distributions, if any.
(3) $200,000,000 in aggregate principal amount of 5% Convertible Junior Subordinated Debentures (the "Convertible Debentures") of McKesson Corporation (the "Company") were issued and sold to McKesson Financing Trust (the "Trust") in connection with the issuance by the Trust of 4,000,000 of its 5% Trust Convertible Preferred Securities (the "Convertible Preferred Securities"). The Convertible Debentures may be distributed, under certain circumstances, to the holders of Convertible Preferred Securities for no additional consideration.
(4) Such shares of Company Common Stock are issuable upon conversion of the Convertible Preferred Securities registered hereunder. This Registration Statement also covers such shares as may be issuable pursuant to anti-dilution adjustments.
(5) Associated with the Company Common Stock are Rights to purchase Series A Preferred Stock that will not be exercisable or evidenced separately from the Company Common Stock prior to the occurrence of certain events.
(6) Includes the rights of holders of the Convertible Preferred Securities under the Guarantee and certain back-up undertakings as described in the Registration Statement. No separate consideration will be received for the Guarantee and the back-up undertakings.
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
                                ---------------
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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                    SUBJECT TO COMPLETION, DATED MAY 2, 1997

PROSPECTUS

                4,000,000 TRUST CONVERTIBLE PREFERRED SECURITIES
                            MCKESSON FINANCING TRUST
                   5% TRUST CONVERTIBLE PREFERRED SECURITIES
          (LIQUIDATION AMOUNT $50 PER CONVERTIBLE PREFERRED SECURITY)
                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY

                              MCKESSON CORPORATION
                                  -----------
  This Prospectus relates to the 5% Trust Convertible Preferred Securities (the "Convertible Preferred Securities") which represent preferred undivided beneficial interests in the assets of McKesson Financing Trust, a statutory business trust formed under the laws of the State of Delaware ("McKesson Financing Trust" or the "Trust"), and the shares of common stock, par value $.01 per share ("McKesson Common Stock" or the "Common Stock"), of McKesson Corporation, a Delaware corporation ("McKesson" or the "Company"), issuable upon conversion of the Convertible Preferred Securities. The Convertible Preferred Securities were issued and sold (the "Original Offering") on February 20, 1997 (the "Original Offering Date") to the Initial Purchaser (as defined herein) and were simultaneously sold by the Initial Purchaser in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), in the United States to persons reasonably believed by the Initial Purchaser to be qualified institutional buyers as defined in Rule 144A under the Securities Act, to certain qualified institutional buyers acting on behalf of institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and outside the United States to non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act. The Company directly or indirectly owns all the common securities (the "Common Securities" and, together with the Convertible Preferred Securities, the "Trust Securities") representing undivided beneficial interests in the assets of the Trust. The Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds of the sale thereof in 5% Convertible Junior Subordinated Debentures (the "Convertible Debentures") of McKesson in an aggregate principal amount equal to the aggregate liquidation amount of the Trust Securities. Upon an event of default under the Declaration (as defined herein), the holders of Convertible Preferred Securities will have a preference over the holders of the Common Securities with respect to payments in respect of distributions and payments upon redemption, liquidation or otherwise.

  The Convertible Preferred Securities and the Company Common Stock issuable upon conversion of the Convertible Preferred Securities (collectively, the "Offered Securities") may be offered and sold from time to time by the holders named herein or by their transferees, pledgees, donees or their successors (collectively, the "Selling Holders") pursuant to this Prospectus. The Offered Securities may be sold by the Selling Holders from time to time (i) to or through underwriters or dealers; (ii) directly to one or more other purchasers;
(iii) through agents on a best-efforts basis or otherwise; or (iv) through a combination of any such methods of sale. The Offered Securities may be sold from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices unrelated to such prevailing market prices, or at negotiated prices. See "Selling Holders" and "Plan of Distribution." If required, the names of any such agents or underwriters involved in the sale of the Offered Securities and the applicable agent's commission, dealer's purchase price or underwriter's discount, if any, will be set forth in an accompanying supplement to this Prospectus (the "Prospectus Supplement"). The Selling Holders will receive all of the net proceeds from the sale of the Offered Securities and will pay all underwriting discounts, selling commissions and transfer taxes, if any, applicable to any such sale. The Company is responsible for payment of all other expenses incident to the registration of the Offered Securities. The Selling Holders and any broker-dealers, agents or underwriters that participate in the distribution of the Offered Securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission received by them and any profit on the resale of the Offered Securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution" for a description of indemnification arrangements.
                                                        (continued on next page)

         SEE "RISK FACTORS" BEGINNING ON PAGE 6 FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE CONVERTIBLE PREFERRED SECURITIES.

                                  -----------

THESE SECURITIES  HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
   CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is      , 1997.

  Holders of the Convertible Preferred Securities are entitled to receive cumulative cash distributions at an annual rate of 5% of the liquidation amount of $50 per Convertible Preferred Security, accruing from the first date that any Convertible Preferred Securities are issued and payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, commencing June 1, 1997 ("distributions"). The payment of distributions out of monies held by McKesson Financing Trust and payments on liquidation of McKesson Financing Trust or the redemption of Convertible Preferred Securities, as set forth below, are guaranteed by McKesson (the "Guarantee") to the extent described herein. The Guarantee covers payments of distributions and other payments on the Convertible Preferred Securities only if and to the extent that McKesson Financing Trust has funds available therefor, which will not be the case unless McKesson has made corresponding payments of interest or principal or other payments on the Convertible Debentures held by McKesson Financing Trust. The Guarantee, when taken together with McKesson's obligations under the Convertible Debentures and the Indenture (as defined herein) and its obligations under the Declaration, including its liabilities to pay costs, expenses, debts and obligations of McKesson Financing Trust (other than with respect to the Trust Securities), provide a full and unconditional guarantee, to the extent set forth herein, of amounts due on the Convertible Preferred Securities. See "Risk Factors--Limitations of the Guarantee."

  The obligations of McKesson under the Guarantee are subordinate and junior in right of payment to all other liabilities of McKesson and pari passu with the most senior preferred stock issued from time to time, if any, by McKesson. The obligations of McKesson under the Convertible Debentures are subordinate and junior in right of payment to all present and future Senior Indebtedness (as defined herein) of McKesson.

  The Convertible Debentures purchased by the Trust may be subsequently distributed pro rata to holders of the Trust Securities in connection with the dissolution of the Trust, upon the occurrence of certain events.

  Each Convertible Preferred Security is convertible in the manner described herein at the option of the holder, at any time beginning May 21, 1997 and prior to the Conversion Expiration Date (as defined herein), into shares of common stock, par value $.01 per share, of McKesson ("McKesson Common Stock" or the "Common Stock"), at the rate of .6709 shares of McKesson Common Stock for each Convertible Preferred Security (equivalent to a conversion price of $74.53 per share (the "Conversion Price") of McKesson Common Stock), subject to adjustment in certain circumstances. See "Description of Convertible Preferred Securities--Conversion Rights." On May 1, 1997, the reported last sale price of McKesson Common Stock, which is reported under the symbol "MCK" on the New York Stock Exchange, was $72 1/8 per share.

  The distribution rate and the distribution payment dates and other payment dates for the Convertible Preferred Securities correspond to the interest rate and interest payment dates and other payment dates of the Convertible Debentures, which are the sole assets of the Trust. As a result, if principal and interest are not paid on the Convertible Debentures, no amounts will be paid on the Convertible Preferred Securities.

  So long as McKesson shall not be in default in the payment of interest on the Convertible Debentures, McKesson has the right to defer payments of interest on the Convertible Debentures by extending the interest payment period on the Convertible Debentures at any time for up to 20 consecutive quarters (each, an "Extension Period"). If interest payments are so deferred, distributions will continue to accumulate with interest thereon (to the extent permitted by applicable law) at the distribution rate, compounded quarterly. During any Extension Period, holders of Convertible Preferred Securities will be required to include deferred interest income in their gross income for United States federal income tax purposes in advance of receipt of the cash distributions with respect to such deferred interest payments. There could be multiple Extension Periods of varying lengths throughout the term of the Convertible Debentures. See "Description of the Convertible Debentures--Option to Extend Interest Payment Period," "Risk Factors--Delay of Interest Payments" and "United States Federal Income Taxation--Potential Extension of Interest Payment Period and Original Issue Discount."

  The Convertible Debentures are redeemable by McKesson, in whole or in part, from time to time, on or after March 4, 2000, at the prices set forth herein (the "Redemption Price"), plus accrued and unpaid interest

(continued from previous page)

thereon to the date fixed for redemption (the "Redemption Date"). In addition, in certain circumstances upon the occurrence of a Tax Event (as defined herein) the Convertible Debentures may be redeemed by McKesson at 100% of the principal amount thereof plus accrued and unpaid interest thereon. If McKesson redeems the Convertible Debentures, the Trust must redeem Convertible Preferred Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Convertible Debentures so redeemed. See "Description of the Convertible Preferred Securities--Mandatory Redemption." The outstanding Convertible Preferred Securities will be redeemed when the Convertible Debentures mature on June 1, 2027.

  Upon the occurrence of a Special Event (as defined herein), unless the Convertible Debentures are redeemed in the limited circumstances described herein, the Trust may be dissolved (with the consent of McKesson), with the result that the Convertible Debentures would be distributed to the holders of the Convertible Preferred Securities, on a pro rata basis. If McKesson declines to consent to such dissolution and distribution, McKesson may incur an obligation to pay additional sums. See "Description of the Convertible Preferred Securities--Special Event Distribution; Tax Event Redemption" and "Description of the Convertible Debentures--Additional Sums."

  In addition, subject to certain conditions, McKesson has the right at any time to cause the Trust to be dissolved and cause the Convertible Debentures to be distributed to the holders of the Convertible Preferred Securities on a pro rata basis, in lieu of any cash distribution. See "Description of the Convertible Preferred Securities--Liquidation of Trust and Distribution of Convertible Debentures to Holders" and "Description of the Convertible Debentures."

  In the event of the involuntary dissolution, winding up or termination of the Trust, the holders of the Convertible Preferred Securities are entitled to receive for each Convertible Preferred Security a liquidation amount of $50 plus accrued and unpaid distributions thereon to the date of payment, unless, in connection with such dissolution, winding up or termination of the Trust, the Convertible Debentures are distributed to the holders of the Convertible Preferred Securities. See "Description of the Convertible Preferred Securities--Liquidation Distribution Upon Dissolution."

  Certain persons participating in this offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the Offered Securities. Specifically, the underwriters, if any, may overallot in connection with the offering, and may bid for, and purchase, shares of the Offered Securities in the open market. For a description of those activities, see "Plan of Distribution."

  Unless otherwise stated herein or the context otherwise requires, all references herein to the "principal" of the Convertible Debentures shall be deemed to include a reference to "and premium, if any."

                             AVAILABLE INFORMATION

  This Prospectus constitutes a part of a combined Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by McKesson and McKesson Financing Trust with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Securities. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, although it does include a summary of the material terms of the Indenture and the Declaration (each as defined herein). Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to the Company, McKesson Financing Trust and the Offered Securities. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission or incorporated by reference herein are not necessarily complete, and, in each instance, reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, or at the public reference facilities of the regional offices in Chicago and New York. The addresses of these regional offices are as follows: 500 West Madison Street, Chicago, Illinois 66061, and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material also can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the fees prescribed by the rules and regulations of the Commission. Reports, proxy statements, and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, Inc. at 20 Broad Street, New York, New York 10005 and at the offices of the Pacific Exchange, Inc. at 301 Pine Street, San Francisco, California 94014. The Company's Common Stock is listed on both exchanges. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.

  No separate financial statements of the Trust have been included or incorporated by reference herein. The Company and the Trust do not consider that such financial statements would be material to holders of the Convertible Preferred Securities because (i) all of the voting securities of the Trust will be owned, directly or indirectly, by the Company, a reporting company under the 1934 Act, (ii) the Trust is a special purpose entity, has no operating history, has no independent operations and is not engaged in, and does not propose to engage in, any activity other than issuing Trust Securities representing undivided beneficial interests in the assets of the Trust and investing the proceeds thereof in Convertible Debentures issued by the Company and (iii) McKesson's obligations described herein under the Declaration, the Guarantee with respect to the Convertible Preferred Securities issued by the Trust, the Convertible Debentures purchased by the Trust and the Indenture, taken together, constitute a full and unconditional guarantee of payments due on the Convertible Preferred Securities of the Trust. See "McKesson Financing Trust," "Description of the Convertible Preferred Securities," "Description of the Guarantee" and "Description of the Convertible Debentures." The Trust is a statutory business trust formed under the laws of the state of Delaware. The Company, as of the date of this Prospectus, owns all of the beneficial interests in the Trust.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  There are hereby incorporated by reference in this Prospectus the following documents previously filed or to be filed by the Company with the Commission pursuant to the Exchange Act:

  1. Annual Report on Form 10-K for the fiscal year ended March 31, 1996, as amended by Amendment No. 1 on Form 10-K/A, filed on February 13, 1997 to reflect Armor All (as defined herein) and Millbrook (as defined herein) as discontinued operations (the "Form 10-K").

  2. Quarterly Reports on Form 10-Q for the quarters ended June 30, 1996, as amended by Amendment No. 1 on Form 10-Q/A, filed on February 13, 1997 to reflect Armor All and Millbrook as discontinued operations (the "June Form 10-Q"), September 30, 1996, as amended by Amendment No. 1 on Form 10-Q/A, filed on February 13, 1997 to reflect Armor All and Millbrook as discontinued operations (the "September Form 10-Q") and December 31, 1996 (the "December Form 10-Q").

  3. Current Reports on Form 8-K dated April 8, 1996, April 30, 1996, October 9, 1996 (as amended by Amendment No. 1 on Form 8-K/A filed December 20, 1996, excluding Exhibit 99 thereto), November 22, 1996 (as amended by Amendment No. 1 on Form 8-K/A, filed on January 21, 1997, as further amended by Amendment No. 2 on Form 8-K/A, filed on April 28, 1997), December 10, 1996, January 13, 1997, February 5, 1997, February 12, 1997, February 24, 1997 and April 7, 1997.

  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Convertible Preferred Securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to each person upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents shall be directed to Nancy A. Miller, Vice President and Corporate Secretary, McKesson Corporation, McKesson Plaza, One Post Street, San Francisco, California 94104 (telephone number (415) 983-
8301).

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

  Certain of the matters discussed under the captions "Risk Factors," "Financial Review," "The Company" and elsewhere in this Prospectus or in the information incorporated by reference herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act") and as such may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of McKesson to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Some of the factors that may cause such material differences are set forth herein or attached hereto under the captions "Risk Factors" and "Financial Review."

                                 RISK FACTORS

  Prospective purchasers of Convertible Preferred Securities should carefully review the information contained elsewhere and incorporated by reference in this Prospectus and should particularly consider the following matters. Certain statements set forth below under this caption constitute "forward-looking statements" within the meaning of the Reform Act. See "Special Note Regarding Forward-Looking Statements" above for additional factors relating to such statements.

SUBORDINATE RANKING OF OBLIGATIONS UNDER THE GUARANTEE AND CONVERTIBLE
DEBENTURES

  McKesson's obligations under the Guarantee are subordinate and junior in right of payment to all liabilities of McKesson (other than any other obligations that may be made pari passu expressly by their terms) and pari passu in right of payment with the most senior preferred stock issued, from time to time, if any, by McKesson. The obligations of McKesson under the Convertible Debentures are subordinate and junior in right of payment to all present and future Senior Indebtedness of McKesson. No payment of principal (including redemption payments, if any), premium, if any, or interest on the Convertible Debentures may be made if (i) the payment of principal, premium, if any, interest or any other payment due on any Senior Indebtedness of McKesson is not paid when due and any applicable grace period with respect to such default has ended with such default not having been cured or waived or ceasing to exist or (ii) the maturity of any Senior Indebtedness has been accelerated because of a default and such acceleration has not been rescinded. There are no terms in the Convertible Preferred Securities, the Convertible Debentures or the Guarantee that limit McKesson's ability to incur additional indebtedness, including indebtedness that ranks senior to the Convertible Debentures and the Guarantee, or to grant security interests to secure outstanding or new indebtedness. There was approximately $825 million of Senior Indebtedness outstanding as of March 31, 1997. See "Description of the Guarantee--Status of the Guarantee" and "Description of the Convertible Debentures--Subordination."

LIMITATIONS OF THE GUARANTEE

  The Guarantee Trustee (as defined herein) holds the Guarantee for the benefit of the holders of the Convertible Preferred Securities. Under the Guarantee, McKesson irrevocably and unconditionally guarantees on a subordinated basis to the holders of the Convertible Preferred Securities, to the extent not paid by the Trust, the payment in full of (i) all accrued and unpaid distributions that are required to be paid on the Convertible Preferred Securities to the extent the Trust has funds available therefor, (ii) the Redemption Price plus accrued and unpaid distributions with respect to any Convertible Preferred Securities called for redemption by the Trust, to the extent the Trust has funds available therefor and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Convertible Debentures to the holders of Convertible Preferred Securities or the redemption of all the Convertible Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Convertible Preferred Securities to the date of the payment to the extent the Trust has funds available therefor or (b) the amount of assets of the Trust remaining available for distribution to holders of the Convertible Preferred Securities in liquidation of the Trust. Because the Guarantee is limited by the amount of the funds in the Trust, if McKesson were to default on its obligation to pay amounts payable on the Convertible Debentures, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the Convertible Preferred Securities or otherwise, and, in such event, holders of the Convertible Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, holders of the Convertible Preferred Securities would rely on the enforcement (1) by the Institutional Trustee (as defined herein) of its rights as registered holder of the Convertible Debentures against McKesson pursuant to the terms of the Convertible Debentures or (2) by such holder of its right of Direct Action (as defined herein) against McKesson as described below to enforce payments on the Convertible Debentures. See "Description of the Guarantee--Events of Default." The Declaration provides that each holder of Convertible Preferred Securities, by acceptance thereof, agrees to the provisions of the Guarantee, including the subordination provisions thereof, and the Indenture.

LIMITATION OF ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CONVERTIBLE PREFERRED SECURITIES

  If (i) McKesson Financing Trust fails to pay distributions in full on the Convertible Preferred Securities (other than pursuant to a deferral pursuant to an Extension Period) or (ii) a Declaration Event of Default (as defined herein) occurs and is continuing, then the holders of Convertible Preferred Securities would rely on the enforcement by the Institutional Trustee of its rights as a holder of the Convertible Debentures against McKesson. In addition, the holders of a majority in liquidation amount of the Convertible Preferred Securities have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as a holder of the Convertible Debentures. If the Institutional Trustee fails to enforce its rights under the Convertible Debentures, a holder of Convertible Preferred Securities may institute a legal proceeding directly against McKesson to enforce the Institutional Trustee's rights under the Convertible Debentures without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of McKesson to pay interest or principal on the Convertible Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the Redemption Date), then a holder of Convertible Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Convertible Debentures having a principal amount equal to the aggregate liquidation amount of the Convertible Preferred Securities of such holder (a "Direct Action") on or after the respective due date specified in the Convertible Debentures. In connection with such Direct Action, McKesson will be subrogated to the rights of such holder of Convertible Preferred Securities under the Declaration to the extent of any payment made by McKesson to such holder of Convertible Preferred Securities in such Direct Action. The holders of Convertible Preferred Securities will not be able to exercise directly any other remedy available to the holders of Convertible Debentures. See "Description of the Convertible Preferred Securities--Declaration Events of Default."

DELAY OF INTEREST PAYMENTS

  So long as McKesson shall not be in default in the payment of interest on the Convertible Debentures, McKesson has the right under the Indenture to defer payments of interest on the Convertible Debentures by extending the interest payment period at any time, and from time to time, on the Convertible Debentures. As a consequence of such an extension, quarterly distributions on the Convertible Preferred Securities would be deferred by the Trust during any such Extension Period. Prior to the termination of any such Extension Period, McKesson may further extend such Extension Period; provided, that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the maturity of the Convertible Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, McKesson may commence a new Extension Period, subject to the above requirements. See "Description of the Convertible Preferred Securities--Distributions" and "Description of the Convertible Debentures--Option to Extend Interest Payment Period."

  Should McKesson exercise its right to defer payments of interest by extending the interest payment period, each holder of Convertible Preferred Securities will continue to accrue interest income (as original issue discount ("OID")) in respect of the deferred stated interest allocable to its share of Convertible Preferred Securities for United States federal income tax purposes. As a result, each such holder of Convertible Preferred Securities will include such income in gross income for United States federal income tax purposes in advance of the receipt of cash attributable thereto, and will not receive the cash from McKesson Financing Trust related to such income if such holder disposes of its Convertible Preferred Securities prior to the record date on which distributions of such amounts are made. McKesson has no current intention of exercising its right to defer payments of interest by extending the interest payment period of the Convertible Debentures. However, should McKesson elect to exercise such right in the future, the market price of the Convertible Preferred Securities is likely to be affected. A holder that disposes of its Convertible Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Convertible Preferred Securities.

In addition, as a result of the existence of McKesson's right to defer interest payments, the market price of the Convertible Preferred Securities (which represent an undivided beneficial interest in the Convertible Debentures) may be more volatile than other OID securities that do not have such interest deferral rights. See "United States Federal Income Taxation-- Potential Extension of Interest Payment Period and Original Issue Discount."

PROPOSED TAX LEGISLATION

  On February 6, 1997, as part of President Clinton's Fiscal 1998 Budget Proposal, the United States Treasury Department proposed legislation that would, among other things, deny an issuer a deduction for United States federal income tax purposes for the payment of interest on instruments with characteristics similar to the Convertible Debentures. If the proposed legislation were enacted in its current form, it is not expected to apply to the Convertible Debentures since the proposed effective date for this provision is the date of first Congressional committee action. There can be no assurances, however, that the proposed legislation, if enacted, or similar legislation enacted after the date hereof, would not adversely affect the tax treatment of the Convertible Debentures, resulting in a Tax Event (as defined herein) which would allow the Company to redeem the Convertible Preferred Securities. See "Description of the Convertible Preferred Securities--Special Event Distribution; Tax Redemption."

SPECIAL EVENT DISTRIBUTION; TAX EVENT REDEMPTION

  Upon the occurrence of a Special Event (as defined herein), McKesson Financing Trust could be dissolved (with the consent of McKesson), except in the limited circumstance described below, with the result that the Convertible Debentures would be distributed to the holders of the Trust Securities in connection with the liquidation of the Trust. In certain circumstances, McKesson would have the right to redeem the Convertible Debentures, in whole or in part, in lieu of a distribution of the Convertible Debentures by the Trust, in which event the Trust would redeem the Trust Securities on a pro rata basis to the same extent as the Convertible Debentures are redeemed by McKesson. See "Description of the Convertible Preferred Securities--Special Event Distribution; Tax Event Redemption."

  Under current United States federal income tax law, a distribution of Convertible Debentures upon the dissolution of McKesson Financing Trust would not be a taxable event to holders of the Convertible Preferred Securities. However, a dissolution of McKesson Financing Trust in which holders of the Convertible Preferred Securities receive cash would be a taxable event to such holders. See "United States Federal Income Taxation--Receipt of Convertible Debentures or Cash Upon Liquidation of the Trust."

  There can be no assurance as to the market prices for the Convertible Preferred Securities or the Convertible Debentures that may be distributed in exchange for Convertible Preferred Securities if a dissolution or liquidation of the Trust were to occur. Accordingly, the Convertible Preferred Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Convertible Debentures that a holder of Convertible Preferred Securities may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Convertible Preferred Securities offered hereby. Because holders of Convertible Preferred Securities may receive Convertible Debentures upon the occurrence of a Special Event, prospective purchasers of Convertible Preferred Securities are also making an investment decision with regard to the Convertible Debentures and should carefully review all the information regarding the Convertible Debentures contained herein. See "Description of the Convertible Preferred Securities--Special Event Distribution; Tax Event Redemption" and "Description of the Convertible Debentures--General."

ABSENCE OF VOTING RIGHTS

  Generally, holders of the Convertible Preferred Securities do not have any voting rights with respect to McKesson's governance, nor are they entitled to vote to appoint, remove or replace, or to increase or decrease the number of, MFT Trustees (as defined herein), which voting rights are vested exclusively in the holder of the Common Securities. See "Description of the Convertible Preferred Securities--Voting Rights."

TRADING PRICE

  The Convertible Preferred Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest (or OID if the Convertible Debentures are treated as having been issued, or reissued, with
OID) with respect to the underlying Convertible Debentures. A holder who disposes of his Convertible Preferred Securities will be required to include in ordinary income (i) any portion of the amount realized that is attributable to such accrued but unpaid interest to the extent not previously included in income or (ii) any amount of OID, in either case, that has accrued on his pro rata share of the underlying Convertible Debentures during the taxable year of sale through the date of disposition. Any such income inclusion will increase the holder's adjusted tax basis in his Convertible Preferred Securities disposed of. To the extent that the amount realized in the sale is less than the holder's adjusted tax basis, a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

RISKS GENERALLY ASSOCIATED WITH ACQUISITIONS

  An element of the Company's growth strategy is to pursue strategic acquisitions that either expand or complement the Company's business. Acquisitions involve a number of special risks, including the diversion of management's attention to the assimilation of the operations from other business concerns, difficulties in the integration of operations and systems, the assimilation and retention of the personnel of the acquired companies, challenges in retaining the acquired business' customers and potential adverse short-term effects on the Company's operating results. In addition, the Company may require additional debt or equity financing for future acquisitions, which may not be available on terms favorable to the Company, if at all. The inability of the Company to successfully finance, complete and integrate strategic acquisitions in a timely manner could have an adverse impact on the Company's results of operations and its ability to effect a portion of its growth strategy.

CHANGING UNITED STATES HEALTHCARE ENVIRONMENT

  In recent years, the healthcare industry has undergone significant change driven by various efforts to reduce costs, including potential national healthcare reform, trends toward managed care, cuts in Medicare, consolidation of pharmaceutical and medical/surgical supply distributors and the development of large, sophisticated purchasing groups. The Company cannot predict whether any healthcare reform efforts will be enacted and what effect or to what extent any such reforms may have on the Company, its practices and products or its customers and suppliers. Changes in governmental support of healthcare services, the method by which such services are delivered, the prices for such services or other legislation or regulations governing such services or mandated benefits may have a material adverse effect on the Company's results of operations.

                                  THE COMPANY

  McKesson is the largest health care supply management company in North America. The Company also develops and manages innovative marketing programs for drug manufacturers and, through McKesson Water Products Company, processes and markets pure drinking water.

  The Company's objective is to become the world leader in health care supply and comprehensive pharmaceutical management across the entire supply chain, from manufacturer to patient. In pursuit of this goal, the Company has completed a number of acquisitions in its core health care business. Since late 1995, the Company has acquired General Medical Inc. ("General Medical"), a leading distributor of medical and surgical supplies to the acute care, physician care and extended care markets, the drug distribution business of FoxMeyer Corporation ("FoxMeyer"), Automated Healthcare, Inc. ("AHI"), a manufacturer of automated drug dispensing equipment for hospitals, and Ogden BioServices Corporation (now "McKesson Bioservices Corporation"), a provider of support services to government and commercial organizations engaged in drug research and development.

  The Company conducts its operations through two operating business segments which generated annual sales in fiscal 1996 of $9.95 billion, approximately 97% of which were generated by the Health Care Services segment and approximately 3% of which were generated primarily by McKesson's Water Products (as hereinafter defined) business. In fiscal 1996, operating profits for the Health Care Services business and the Water Products business were $206.1 million and $39.6 million, respectively.

  The principal executive offices of the Company are located at McKesson Plaza, One Post Street, San Francisco, California, 94104, and the telephone number is (415) 983-8300.

RECENT ACQUISITIONS AND DISPOSITIONS

  McKesson has recently undertaken several initiatives to further focus the Company on its core health care business:

  . In March 1997, McKesson disposed of Millbrook Distribution Services Inc. ("Millbrook") for an amount on an after-tax basis which approximates Millbrook's book value. Millbrook is reflected as a discontinued operation in the Company's financial statements. Millbrook is engaged in distributing health and beauty care products, general merchandise, and specialty foods to retail stores.

  . In February 1997, McKesson acquired General Medical, the largest multi-market distributor of medical and surgical supplies, for $775 million.

  . In December 1996, the Company disposed of its 55% equity interest in Armor All Products Corporation ("Armor All"), a non-health care business.

  . In November 1996, the Company acquired FoxMeyer out of bankruptcy for approximately $600 million.

  . In April 1996, the Company acquired AHI, a business that specializes in centralized robotic pharmaceutical dispensing systems for hospitals, for $65 million.

  . In December 1995, the Company acquired McKesson Bioservices Corporation, a business that provides product marketing and support services for the pharmaceutical industry, for approximately $20 million.

MCKESSON HEALTH CARE SERVICES

  Through its Health Care Services segment, the Company is the largest distributor of ethical and proprietary drugs and health and beauty care products in North America, generating approximately 84% of the Company's operating profits from continuing operations in fiscal 1996. The Company is the market leader in its core U.S. drug distribution business. U.S. health care operations also include Healthcare Delivery Systems, Inc. ("HDS") and McKesson Bioservices Corporation, through which the Company provides marketing and other support services to drug manufacturers, AHI, a business that specializes in automated pharmaceutical dispensing systems for hospitals, and Zee Medical, Inc., a distributor of first-aid products and supplies to industrial and commercial customers.

International operations include Medis Health and Pharmaceutical Services Inc., a wholly-owned subsidiary and the largest drug distributor in Canada, and the Company's 22.7% equity interest in Nadro, S.A. de C.V., the largest drug distributor in Mexico.

  The Company's domestic distribution operations supply drugs and health and beauty care products to independent and chain drug stores, hospitals, alternate-site facilities, food stores and mass merchandisers in all 50 states. Using the names "Economost" and "Econolink" and a number of related service marks, the Company has promoted electronic order entry systems and a wide range of computerized merchandising and asset management services for drug retailers and hospitals. The Company also supplies computer-based practice management systems to drug retailers. The Company believes that its financial strength, purchasing leverage, nationwide network of distribution centers, and advanced logistics and information technologies provide competitive advantages to its drug distribution operations. For example, the Company uses Acumax(R), a computerized bar-code scanning system, to track items in its warehouses. Acumax enables the Company to achieve order filling and inventory accuracy levels of more than 99%, ensuring that the right product arrives at the right time and place for both the Company's customers and their patients.

  Health Care Services serves three primary customer segments: retail independent pharmacies, retail chains and institutional providers (including hospitals, health care facilities and pharmacy service operators) which represented approximately 41%, 30%, and 21%, respectively, of U.S. Health Care Services revenues for fiscal 1996. A fourth customer category is pharmaceutical manufacturers, which is managed by McKesson's Pharmaceutical and Retail Services Business group.

    INDEPENDENT PHARMACIES. In addition to distribution services, the Company provides value added services to independent retail pharmacies through management information systems, including inventory management, electronic billing, current pricing and other financial management offerings. In February 1996, McKesson launched the OmniLinkSM centralized pharmacy technology platform and the associated CareMaxSM network of independent pharmacies. The combined offering links independent pharmacies, creating a "virtual chain" for contracting with pharmaceutical suppliers and managed care organizations. As of December 31, 1996, OmniLink had been installed in over 1,600 pharmacies.

    OmniLink offers pharmacies streamlined transaction processing through OmniLink's connectivity with managed care organizations, while promoting compliance with managed care formularies and appropriate reimbursement from managed care plans. The service also improves cash flow for pharmacies and enhances pharmacy revenues through programs such as 24-hour advanced funding of third-party reimbursements, prescription refill reminders, patient direct marketing and distribution of coupons and samples for over-the-counter products.

    The Company currently has two pharmacy programs for independent pharmacies--Valu-Rite(R), a voluntary cooperative program, and Health Mart(R), a franchise program. Through Valu-Rite, the Company provides its independent U.S. retail drug store customers with a common marketing identity, group advertising, purchasing programs, promotional merchandise and access to a pharmacy provider network. At December 31, 1996, over 5,200 stores were participating in the Valu-Rite program. Through Health Mart, acquired as part of FoxMeyer, the Company provides its community pharmacists with a franchise program. Currently, Health Mart has approximately 700 franchisees. Together, Valu-Rite and Health Mart pharmacies comprise approximately 20% of the nation's independent retail pharmacies.

    RETAIL CHAINS. Retail drug chains do business with the Company in three ways: primary sourcing, secondary sourcing and dock-to-dock (warehousing). In primary sourcing, a chain depends on the Company to supply its logistics, warehousing and contract administration functions, much as the Company performs primary distribution for all other retail customers. In secondary sourcing, the Company "backs up" the chains' own warehouses with deliveries on an as-needed basis. In dock-to-dock, the Company transfers large-quantity (bulk) shipments from manufacturers to chains and provides billing services.

    INSTITUTIONAL BUSINESS. The Company, through its McKesson Health Systems unit, provides drug distribution services, and related logistics and management information systems support, to the institutional market, which includes hospitals, alternate-sites and integrated health networks. The acquisition of FoxMeyer strengthened the Company's position in the institutional marketplace. Similarly, the completion of the acquisition of General Medical further enhances the Company's competitiveness, particularly in the fast-growing alternate-site segment.

    MANUFACTURERS. Pharmaceutical and Retail Services develops innovative marketing and distribution services to build and sustain sales for manufacturers' pharmaceutical products. Through its HDS unit, this group operates integrated systems for specialized delivery of biotech and other high-cost pharmaceutical therapies. These systems manage manufacturer cost and information requirements through financial assistance programs for patients, reimbursement support and patient advocacy programs, product hot-lines, pharmacy-based sampling and physician and patient information programs. These services are also provided to manufacturers on a stand-alone basis outside of integrated service systems. Through McKesson Bioservices Corporation, this group also provides support services to commercial, non-profit and governmental organizations engaged in drug development and biomedical research including biological repository management, clinical trials support and regulatory process management services.

    McKesson also provides a key service to drug manufacturers with McKesson Select GenericsSM, an enhancement of the Company's Multi-Source Complete(R) generic drug program which was launched in May 1996. Through the Select Generics program, retail customers have access to a broad line of over 1,300 generic items, and single suppliers are chosen for each item, thereby offering to manufacturers the advantage of exclusivity and compliance.

GENERAL MEDICAL ACQUISITION

  On February 21, 1997, McKesson acquired General Medical for approximately $775 million, including $347 million for the equity, half in the Company's Common Stock and half in cash, and the assumption of approximately $428 million in debt. The acquisition of General Medical extends the Company's product line to include medical and surgical supplies in addition to the drugs and health and beauty care products it currently distributes. The combination of McKesson and General Medical creates a strong force to address the increasingly complex clinical supply needs of physicians, extended-care facilities and integrated health care networks.

  General Medical is the nation's leading supplier of medical-surgical supplies to the full range of alternate-site health care facilities, including physicians and clinics (primary care), long-term care and home-care sites (extended care), and is the third largest distributor of medical-surgical supplies to hospitals. In the year ended December 31, 1995, General Medical had revenues of approximately $1.5 billion, of which 58% were derived from the acute care market, 31% from primary care and 11% from extended care. In addition to marketing to each market segment separately, General Medical emphasizes sales to these three market segments through integrated health care networks which operate health care facilities across the market spectrum.

  General Medical distributes a broad array of products, comprising approximately 130,000 products supplied by over 4,000 medical and surgical product manufacturers, through a 700-person sales force to more than 200,000 care providers nationwide, including 500 account managers calling on physicians. Additionally, General Medical offers a variety of value-added services to its customers, particularly in the area of cost containment and inventory management. The acquisition of General Medical is a major step forward in solidifying the Company's position as the world leader in health care supply management.

FOXMEYER ACQUISITION

  Prior to its acquisition by the Company, FoxMeyer's drug distribution business was the fourth largest in the United States. The acquisition of FoxMeyer pairs the Company's financial capabilities and information technology expertise with the substantial customer base of FoxMeyer and strengthens the Company's position in all three customer segments (health care institutions, retail independents and retail chains). The acquisition also gives the Company access to new customers and opportunities for consolidation economics, particularly cost reduction and distribution network reconfiguration.

MCKESSON WATER PRODUCTS COMPANY

  McKesson Water Products Company ("Water Products") is a leading provider in the $3.4 billion bottled water industry in the United States. Except in the State of Washington, it is the largest bottled water company in the geographic markets in which it competes. In fiscal 1996, Water Products generated approximately $40 million in pretax operating profit, and its operating margin was 15%. Water Products is primarily engaged in the processing and sale of bottled drinking water delivered to more than 500,000 homes and businesses under its Sparkletts(R), Alhambra(R), and Crystal(TM) brands in California, Arizona, Nevada, Oklahoma, Washington and Texas. It also sells packaged water through retail stores in approximately 40 states.

                                USE OF PROCEEDS

  The Selling Holders will receive all of the proceeds from the sale of the Offered Securities. Neither the Company nor the Trust will will receive any proceeds from the sale of the Offered Securities.

                             ACCOUNTING TREATMENT

  The financial statements of the Trust will be consolidated with McKesson's financial statements, with the Preferred Securities accounted for as minority interests and captioned in the consolidated balance sheet as "McKesson-obligated mandatorily redeemable preferred securities of subsidiary grantor trust whose sole assets are junior subordinated debentures of McKesson."

                      RATIO OF EARNINGS TO FIXED CHARGES
                                  (UNAUDITED)

  The following table sets forth the Company's ratio of earnings to fixed charges on a historical basis for each of the five fiscal years in the period ended March 31, 1996, and for each of the nine months ended December 31, 1996 and December 31, 1995. The deficiency of earnings to fixed charges for fiscal 1995 totaled $0.7 million.

                                                                 NINE MONTHS
                               FISCAL YEAR ENDED MARCH 31,    ENDED DECEMBER 31
                              ------------------------------- -----------------
                              1996   1995   1994  1993  1992    1996     1995
                              ----- ------  ----- ----- ----- -------- --------
Ratio of Earnings to Fixed
 Charges..................... 4.71x (0.01x) 3.42x 2.97x 1.45x    0.43x    4.40x

  The ratio of earnings to fixed charges was computed by dividing fixed charges (interest expense including the interest portion of capital and operating leases) into earnings available for fixed charges (income from continuing operations plus taxes on income and fixed charges).

                           MCKESSON FINANCING TRUST

  McKesson Financing Trust is a statutory business trust formed under Delaware law pursuant to (i) a Declaration of Trust, as amended by an Amended and Restated Declaration of Trust (the "Declaration"), executed by McKesson, as sponsor (the "Sponsor"), and the trustees of McKesson Financing Trust (the "MFT Trustees") and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware. McKesson owns Common Securities in an aggregate liquidation amount equal to 3% of the total capital of McKesson Financing Trust. The assets of the Trust consist solely of the Convertible Debentures. McKesson Financing Trust exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Convertible Debentures, and (iii) engaging in only those other activities necessary or incidental thereto.

  Pursuant to the Declaration, the number of MFT Trustees is initially five. Three of the MFT Trustees (the "Regular Trustees") are persons who are employees or officers of or who are affiliated with McKesson. The fourth trustee is an entity that maintains its principal place of business in the state of Delaware (the "Delaware Trustee"). The fifth trustee (the "Institutional Trustee") is a financial institution that is unaffiliated with McKesson and serves as institutional trustee under the Declaration and acts as indenture trustee under the Declaration for the purposes of compliance with the provisions of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The First National Bank of Chicago, is the Institutional Trustee until removed or replaced by the holder of the Common Securities. The First National Bank of Chicago also acts as trustee (the "Guarantee Trustee") under the Guarantee and as trustee (the "Debt Trustee") under the Indenture. First Chicago Delaware Inc., an affiliate of the Institutional Trustee, acts as Delaware Trustee. See "Description of the Convertible Preferred Securities--Voting Rights."

  The Institutional Trustee holds title to the Convertible Debentures for the benefit of the holders of the Trust Securities and the Institutional Trustee has the power to exercise all rights, powers and privileges under the Indenture as the holder of the Convertible Debentures. In addition, the Institutional Trustee maintains exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Convertible Debentures for the benefit of the holders of the Trust Securities. The Institutional Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Guarantee Trustee holds the Guarantee for the benefit of the holders of the Convertible Preferred Securities. McKesson, as the holder of all of the Common Securities, has the right to appoint, remove or replace any MFT Trustee and to increase or decrease the number of MFT Trustees. McKesson is to pay all fees and expenses related to McKesson Financing Trust and the Original Offering of the Trust Securities. See "Description of the Convertible Debentures-- Miscellaneous."

  The Common Securities rank pari passu, and payments are made thereon pro rata, with the Convertible Preferred Securities, except that upon the occurrence and continuance of an event of default under the Declaration resulting from an Event of Default under the Indenture, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of holders of the Convertible Preferred Securities. See "Description of Convertible Preferred Securities--General."

  The rights of the holders of the Convertible Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration and the Delaware Business Trust Act (the "Trust Act"). The Declaration, the Indenture and the Guarantee also incorporate by reference the terms of the Trust Indenture Act. It is expected that, at the time the Shelf Registration Statement becomes effective, the Declaration, the Indenture and the Guarantee will be qualified under the Trust Indenture Act.

  The place of business and the telephone number of the Trust are the principal executive offices and telephone number of the Company. See "The Company."

              DESCRIPTION OF THE CONVERTIBLE PREFERRED SECURITIES

  The Convertible Preferred Securities were issued pursuant to the terms of the Declaration. The Declaration incorporates by reference terms of the Trust Indenture Act. The Declaration will be qualified under the Trust Indenture Act. The Institutional Trustee acts as indenture trustee for the Convertible Preferred Securities under the Declaration for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Convertible Preferred Securities include those stated in the Declaration and those made part of the Declaration by the Trust Indenture Act. The following summary of certain terms and provisions of the Convertible Preferred Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Declaration, the Trust Act and the Trust Indenture Act.

GENERAL

  The Declaration authorized the Regular Trustees to issue, on behalf of the Trust, the Trust Securities, which represent undivided beneficial interests in the assets of the Trust. All of the Common Securities are owned by McKesson. The Common Securities rank pari passu, and payments are made thereon on a pro rata basis, with the Convertible Preferred Securities, except that upon the occurrence and during the continuance of a Declaration Event of Default, the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Convertible Preferred Securities. The Declaration does not permit the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust. Pursuant to the Declaration, the Institutional Trustee holds the Convertible Debentures purchased by the Trust for the benefit of the holders of the Trust Securities. The payment of distributions out of money held by the Trust, and payments upon redemption of the Convertible Preferred Securities or liquidation of the Trust, are guaranteed by McKesson to the extent described under "Description of the Guarantee." The Guarantee is held by the Guarantee Trustee for the benefit of the holders of the Convertible Preferred Securities. The Guarantee does not cover payment of distributions when the Trust does not have sufficient available funds to pay such distributions. In such event, the remedy of a holder of Convertible Preferred Securities is to vote to direct the Institutional Trustee to enforce the Institutional Trustee's rights under the Convertible Debentures or, in certain limited circumstances, to take Direct Action. See "--Voting Rights" and "--Declaration Events of Default."

DISTRIBUTIONS

  Distributions on the Convertible Preferred Securities are fixed at a rate per annum (the "distribution rate") of 5% of the stated liquidation amount of $50 per Convertible Preferred Security. Distributions in arrears for more than one quarter will accrue interest thereon at the distribution rate (to the extent permitted by applicable law), compounded quarterly. The term "distribution" as used herein includes any such interest payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of distributions payable for any period shorter than a full quarterly period for which distributions are computed will be computed on the basis of the actual number of days elapsed per 30-day month.

  Distributions on the Convertible Preferred Securities will be cumulative, will accrue from the first date that any Convertible Preferred Securities are issued, and will be payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, commencing June 1, 1997, when, as and if available for payment. Distributions will be made by the Institutional Trustee, except as otherwise described below.

  So long as McKesson shall not be in default in the payment of interest on the Convertible Debentures, McKesson has the right under the Indenture to defer payments of interest on the Convertible Debentures by extending the interest payment period from time to time on the Convertible Debentures, which, if exercised, would defer quarterly distributions on the Convertible Preferred Securities (though such distributions would continue to accumulate with interest thereon (to the extent permitted by applicable law) at the distribution rate, compounded quarterly, since interest would continue to accrue on the Convertible Debentures) during any such

Extension Period. Such right to extend the interest payment period for the Convertible Debentures is limited to a period not exceeding 20 consecutive quarters and such period may not extend beyond the maturity of the Convertible Debentures. Each Extension Period, if any, will end on an Interest Payment Date (as defined herein) for the Convertible Debentures; such date will also be a distribution payment date for the Convertible Preferred Securities. In the event that McKesson exercises its right to defer payment of interest, then, during such Extension Period McKesson shall not (a) declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock or (b) make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by McKesson that rank pari passu with or junior in interest to the Convertible Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Convertible Debentures (other than (i) as a result of a reclassification of McKesson capital stock or the exchange or conversion of one class or series of McKesson capital stock for another class or series of McKesson capital stock, (ii) the purchase of fractional interests in shares of McKesson capital stock pursuant to the conversion or exchange provisions of such McKesson capital stock or the security being converted or exchanged for McKesson capital stock, (iii) dividends or distributions in Common Stock of the Company, (iv) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (v) payments under the Guarantee and Common Securities Guarantee (as defined herein), (vi) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Company's benefit plans for its directors, officers or employees and (vii) obligations under any dividend reinvestment and stock purchase plans). Prior to the termination of any such Extension Period, McKesson may further extend the interest payment period; provided that such Extension Period, together with all such previous and further extensions, may not exceed 20 consecutive quarters or extend beyond the maturity of the Convertible Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, McKesson may commence a new Extension Period, subject to the above requirements. Consequently, there could be multiple Extension Periods of varying length throughout the term of the Convertible Debentures. See "Description of the Convertible Debentures--Interest" and "--Option to Extend Interest Payment Period." If distributions are deferred, the deferred distributions and interest thereon shall be payable on the distribution payment date on which the relevant Extension Period terminates and shall be paid to holders of record of the Convertible Preferred Securities as they appear on the books and records of the Trust at the close of business on the record date next preceding such distribution payment date.

  Distributions on the Convertible Preferred Securities must be paid on the date payable to the extent that the Trust has funds available for the payment of such distributions. The Trust's funds available for distribution to the holders of the Convertible Preferred Securities will be limited to payments received from McKesson on the Convertible Debentures. See "Description of the Convertible Debentures." The payment of distributions out of monies held by the Trust is guaranteed by McKesson to the extent set forth under "Description of the Guarantee."

  Distributions on the Convertible Preferred Securities will be payable to the holders thereof as they appear on the books and records of the Trust at the close of business on the relevant record dates, which will be fifteen days prior to the relevant payment dates. Such distributions will be paid through the Institutional Trustee who will hold amounts received in respect of the Convertible Debentures for the benefit of the holders of the Trust Securities. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "--Form, Denomination and Registration" below. In the event that any date on which distributions are to be made on the Convertible Preferred Securities is not a Business Day (as defined herein), then payment of the distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banking institutions in The City of New York or Wilmington, Delaware are permitted or required by any applicable law to close.

CONVERSION RIGHTS

  General. The Convertible Preferred Securities are convertible at any time beginning May 21, 1997 through the close of business on the Business Day prior to the maturity date of the Convertible Debentures (or, in the case of Convertible Preferred Securities called for redemption, prior to the close of business on the Business Day prior to the Redemption Date) (the "Conversion Expiration Date"), at the option of the holders thereof and in the manner described below, into shares of McKesson Common Stock at an initial conversion rate of .6709 shares of McKesson Common Stock for each Convertible Preferred Security (equivalent to a conversion price (the "Conversion Price") of $74.53 per share of McKesson Common Stock), subject to adjustment as described under "--Conversion Price Adjustments--General" below.

  The terms of the Convertible Preferred Securities provide that a holder of a Convertible Preferred Security wishing to exercise its conversion right shall surrender such Convertible Preferred Security, together with an irrevocable conversion notice, to the Institutional Trustee, as conversion agent (the "Conversion Agent") which shall, on behalf of such holder, exchange such Convertible Preferred Security for an equivalent portion of the Convertible Debentures and immediately convert an equivalent amount of Convertible Debentures into McKesson Common Stock. Holders may obtain copies of the required form of the conversion notice from the Conversion Agent. Additional procedures for converting book-entry Convertible Preferred Securities into shares of McKesson Common Stock are described below under "--Form, Denomination and Registration."

  Accrued distributions will not be paid on the Convertible Preferred Securities that are converted, provided, however, that if any Convertible Preferred Security is converted after the close of business on a record date for payment of distributions thereon, the distributions payable on the related payment date with respect to such Convertible Preferred Security shall be paid on such distribution date to the person who was the registered holder thereof at the close of business on such record date, despite such conversion, unless such Convertible Preferred Security has been called for redemption on a Redemption Date falling between such record date and the corresponding distribution payment date, in which case the amount of such payment shall include distributions accrued to, but excluding, such Redemption Date and such payment shall be made to the converting holder. Except as provided in the immediately preceding sentence, neither the Trust nor McKesson shall make any payment, allowance or adjustment for accumulated and unpaid distributions on converted Convertible Preferred Securities. McKesson will make no payment or allowance for distributions on the shares of McKesson Common Stock issued upon such conversion, except to the extent that such shares of McKesson Common Stock are held of record on the record date for any such distributions.

  No fractional shares of McKesson Common Stock will be issued as a result of conversion, but in lieu thereof such fractional interest will be paid by McKesson in cash based on the Closing Price (as defined in the Declaration) of McKesson Common Stock on the date such Convertible Preferred Securities are surrendered for conversion.

  Conversion Price Adjustments--General. The initial conversion price of $74.53 per share of McKesson Common Stock is subject to adjustment (under formulae set forth in the Indenture) in certain events, including (i) the issuance of shares of McKesson Common Stock as a dividend or a distribution with respect to McKesson Common Stock, (ii) certain subdivisions and combinations of McKesson Common Stock, (iii) the issuance to all holders of McKesson Common Stock of certain rights or warrants entitling them to subscribe for or purchase shares of McKesson Common Stock, (iv) the distribution to all holders of McKesson Common Stock of shares of capital stock (other than McKesson Common Stock) or evidences of indebtedness of McKesson or of assets (including securities, but excluding those rights, warrants, dividends and distributions referred to above or paid in cash), (v) distributions consisting of cash, excluding any quarterly cash dividend on McKesson Common Stock to the extent that the aggregate cash dividend per share of McKesson Common Stock in any quarter does not exceed the greater of (x) the amount per share of McKesson Common Stock of the next preceding quarterly dividend on McKesson Common Stock to the extent that such preceding quarterly dividend did not require an adjustment of the conversion rate pursuant to this clause (v) (as adjusted to reflect subdivisions or combinations of McKesson Common Stock), and (y) 3.75% of the average of the daily Closing Price (as defined in the

Indenture) of McKesson Common Stock during the ten consecutive Trading Days (as defined in the Indenture) immediately prior to the date of declaration of such dividend, and excluding any dividend or distribution in connection with the liquidation, dissolution or winding-up of McKesson, (vi) payment to holders of McKesson Common Stock in respect of a tender or exchange offer by McKesson or any subsidiary for McKesson Common Stock to the extent that the cash and value of any other consideration included in such payment per share of McKesson Common Stock exceeds the Closing Price (as defined in the Indenture) per share of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, and (vii) payment in respect of a tender offer or exchange offer by a person other than McKesson or any subsidiary of McKesson in which, as of the closing date of the offer, the Board of Directors is not recommending rejection of the offer. If an adjustment is required to be made as set forth in clause (v) above as a result of a distribution that is a quarterly dividend, such adjustment would be based upon the amount by which such distribution exceeds the amount of the quarterly cash dividend permitted to be excluded pursuant to such clause (v). If an adjustment is required to be made based upon the full amount of the distribution that is not a quarterly dividend, such adjustment would be based upon the full amount of the distribution. The adjustment referred to in clause (vii) above will only be made (A) if the tender offer or exchange offer is for an amount that increases that person's ownership of McKesson Common Stock to more than 25% of the total shares of McKesson Common Stock outstanding and (B) if the cash and value of any other consideration included in such payment per share of McKesson Common Stock exceeds the Closing Price per share of McKesson Common Stock on the Business Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer. The adjustment referred to in clause (vii) above will not be made, however, if, as of the closing of the offer, the offering documents with respect to such offer disclose a plan or an intention to cause McKesson to engage in a consolidation or merger of McKesson or a sale of all or substantially all of McKesson's assets. The Convertible Debentures provide for corresponding anti-dilution adjustments.

  McKesson from time to time may to the extent permitted by law reduce the conversion price of the Convertible Debentures (and thus the conversion price of the Convertible Preferred Securities) by any amount for any period of at least 20 days, in which case McKesson shall give at least 15 days' notice of such reduction.

  No adjustment in the conversion price will be required unless such adjustment would require a change of at least one percent (1%) in the conversion price then in effect; provided, however, that any adjustment that would not be required to be made shall be carried forward and taken into account in any subsequent adjustment. If any action would require adjustment of the conversion price pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value to the holder of the Convertible Preferred Securities. Except as stated above, the conversion price will not be adjusted for the issuance of McKesson Common Stock or any securities convertible into or exchangeable for McKesson Common Stock or carrying the right to purchase any of the foregoing.

  Conversion Price Adjustments--Merger, Consolidation or Sale of Assets of McKesson. If any transaction shall occur (including without limitation (i) any recapitalization or reclassification of shares of McKesson Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of McKesson Common Stock), (ii) any consolidation or merger of McKesson with or into another person or any merger of another person into McKesson (other than a merger that does not result in a reclassification, conversion, exchange or cancellation of McKesson Common Stock), (iii) any sale or transfer of all or substantially all of the assets of McKesson, or (iv) any compulsory share exchange) pursuant to which either shares of McKesson Common Stock shall be converted into the right to receive other securities, cash or other property, or, in the case of a sale or transfer of all or substantially all of the assets of McKesson, the holders of McKesson Common Stock shall be entitled to receive other securities, cash or other property, then appropriate provision shall be made so that the holder of each Convertible Preferred Security then outstanding shall have the right thereafter to convert such Convertible Preferred Security only into:

    (x) in the case of any such transaction that does not constitute a Common Stock Fundamental Change (as defined below) and subject to funds being legally available for such purpose under applicable law at the time of such conversion, the kind and amount of the securities, cash or other property that would have been receivable upon such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of McKesson Common Stock issuable upon conversion of such Convertible Preferred Security immediately prior to such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange, after giving effect, in the case of any Non-Stock Fundamental Change (as defined below), to any adjustment in the conversion price in accordance with clause (i) of the second following paragraph, and

    (y) in the case of any such transaction that constitutes a Common Stock Fundamental Change, common stock of the kind received by holders of McKesson Common Stock as a result of such Common Stock Fundamental Change in an amount determined in accordance with clause (ii) of the second following paragraph.

  The company formed by such consolidation or resulting from such merger or that acquires assets or that acquires McKesson's shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments that, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent documents, shall be as nearly equivalent as may be practicable to the relevant adjustments provided for in the preceding paragraphs and in this paragraph.

  Notwithstanding any other provision in the preceding paragraphs to the contrary, if any Fundamental Change (as defined below) occurs, then the conversion price in effect will be adjusted immediately after such Fundamental Change as follows:

    (i) in the case of a Non-Stock Fundamental Change, the conversion price of the Convertible Preferred Securities immediately following such Non-Stock Fundamental Change shall be the lower of (A) the conversion price in effect immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to the preceding paragraphs, and (B) the product of (1) the greater of the Applicable Price (as defined below) and the then applicable Reference Market Price (as defined below) and (2) a fraction, the numerator of which is $50 and the denominator of which is (x) the amount of the redemption price for one Convertible Preferred Security if the redemption date were the date of such Non-Stock Fundamental Change (or, for the twelve-month periods commencing March 4, 1997, March 4, 1998 and March 4, 1999, the product of 105.0%, 104.5% and 104.0%, respectively, times $50) plus (y) any then-accrued and unpaid distributions on one Convertible Preferred Security; and

    (ii) in the case of a Common Stock Fundamental Change, the conversion price of Convertible Preferred Securities immediately following such Common Stock Fundamental Change shall be the conversion price in effect immediately prior to such Common Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to the preceding paragraphs, multiplied by a fraction, the numerator of which is the Purchaser Stock Price (as defined below) and the denominator of which is the Applicable Price; provided, however, that in the event of a Common Stock Fundamental Change in which (A) 100% of the value of the consideration received by a holder of McKesson Common Stock is common stock of the successor, acquiror or other third party (and cash, if any, paid with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change) and (B) all of the McKesson Common Stock shall have been exchanged for, converted into or acquired for, common stock of the successor, acquiror or other third party (and any cash with respect to fractional interests), the conversion price of the Convertible Preferred Securities immediately following such Common Stock Fundamental Change shall be the conversion price in effect immediately prior to such Common Stock Fundamental Change multiplied by a fraction, the numerator of which is one (1) and the denominator of which is the number of shares of common stock of the successor, acquiror or other third party received by a holder of one share of McKesson Common Stock as a result of such Common Stock Fundamental Change.

  Depending upon whether a Fundamental Change is a Non-Stock Fundamental Change or a Common Stock Fundamental Change, a holder may receive significantly different consideration upon conversion. In the event of a Non-Stock Fundamental Change, the holder has the right to convert Convertible Preferred Securities into the kind and amount of the shares of stock and other securities or property or assets (including cash), except as otherwise provided above, as is determined by the number of shares of McKesson Common Stock receivable upon conversion at the conversion price as adjusted in accordance with clause (i) of the preceding paragraph. However, in the event of a Common Stock Fundamental Change in which less than 100% of the value of the consideration received by a holder of McKesson Common Stock is common stock of the successor, acquiror or other third party, a holder of a Convertible Preferred Security who converts such share following the Common Stock Fundamental Change will receive consideration in the form of such common stock only, whereas a holder who converted such share prior to the Common Stock Fundamental Change would have received consideration in the form of such common stock as well as any other securities or assets (which may include cash) issuable upon conversion of such Convertible Preferred Security immediately prior to such Common Stock Fundamental Change.

  The term "Applicable Price" means (i) in the event of a Non-Stock Fundamental Change in which the holders of McKesson Common Stock receive only cash, the amount of cash received by a holder of one share of McKesson Common Stock and (ii) in the event of any other Fundamental Change, the average of the daily Closing Price (as defined in the Indenture) for one share of McKesson Common Stock during the 10 Trading Days immediately prior to the record date for the determination of the holders of McKesson Common Stock entitled to receive cash, securities, property or other assets in connection with such Fundamental Change or, if there is no such record date, prior to the date upon which the holders of McKesson Common Stock shall have the right to receive such cash, securities, property or other assets.

  The term "Common Stock Fundamental Change" means any Fundamental Change in which more than 50% of the value (as determined in good faith by the Board of Directors of McKesson) of the consideration received by holders of McKesson Common Stock consists of common stock that, for the 10 Trading Days immediately prior to such Fundamental Change, has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on The Nasdaq National Market; provided, however, that a Fundamental Change shall not be a Common Stock Fundamental Change unless either (i) McKesson continues to exist after the occurrence of such Fundamental Change and the outstanding Convertible Preferred Securities continue to exist as outstanding Convertible Preferred Securities, or (ii) not later than the occurrence of such Fundamental Change, the outstanding Convertible Preferred Securities are converted into or exchanged for shares of convertible preferred stock or debentures of a corporation succeeding to the business of McKesson, which convertible preferred stock has powers, preferences and relative, participating, optional or other rights, and qualifications, limitations and restrictions substantially similar to those of the Convertible Preferred Securities and which debentures have terms substantially similar to those of the Convertible Debentures.

  The term "Fundamental Change" means the occurrence of any transaction or event or series of transactions or events pursuant to which all or substantially all of the McKesson Common Stock shall be exchanged for, converted into, acquired for or shall constitute solely the right to receive cash, securities, property or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise); provided, however, in the case of any such series of transactions or events, for purposes of adjustment of the conversion price, such Fundamental Change shall be deemed to have occurred when substantially all of the McKesson Common Stock shall have been exchanged for, converted into or acquired for, or shall constitute solely the right to receive, such cash, securities, property or other assets, but the adjustment shall be based upon the consideration that the holders of McKesson Common Stock received in the transaction or event as a result of which more than 50% of the McKesson Common Stock shall have been exchanged for, converted into or acquired for, or shall constitute solely the right to receive, such cash, securities, property or other assets.

  The term "Non-Stock Fundamental Change" means any Fundamental Change other than a Common Stock Fundamental Change.

  The term "Purchaser Stock Price" means, with respect to any Common Stock Fundamental Change, the average of the daily Closing Price for one share of the common stock received by holders of McKesson Common Stock (determined as provided in the Declaration) in such Common Stock Fundamental Change during the 10 Trading Days immediately prior to the date fixed for the determination of the holders of McKesson Common Stock entitled to receive such common stock or, if there is no such date, prior to the date upon which the holders of McKesson Common Stock shall have the right to receive such common stock.

  The Term "Reference Market Price" shall initially mean $39.75 (which is an amount equal to 66 2/3% of the reported last sale price for McKesson Common Stock on the New York Stock Exchange on February 13, 1997 (the date of the pricing of the Original Offering)) and, in the event of any adjustment to the conversion price other than as a result of a Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the conversion price after giving effect to any such adjustment shall also be the same as the ratio of the initial Reference Market Price to the initial conversion price of $74.53 per share.

MANDATORY REDEMPTION

  The Convertible Preferred Securities will be redeemed upon repayment of the Convertible Debentures at their maturity or to the extent that the Convertible Debentures are redeemed or repaid upon acceleration. The Convertible Debentures will mature on June 1, 2027, and may be redeemed, in whole or in part, at any time on or after March 4, 2000, or at any time in certain circumstances upon the occurrence of a Tax Event. Upon the repayment of the Convertible Debentures, whether at maturity, upon redemption or otherwise, the proceeds from such repayment shall simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Convertible Debentures so repaid or redeemed at the appropriate Redemption Price (expressed as percentages of the liquidation amount of the Convertible Preferred Securities) set forth below, together with accrued and unpaid distributions (including, if distributions shall have been deferred as the result of an Extension Period, interest thereon to the extent permitted by applicable law) to, but excluding, the redemption date, if redeemed during the 12-month period beginning March 4 of the applicable year set forth below; provided, that holders of Trust Securities shall be given not less than 30 nor more than 60 days notice of such redemption. See "Description of the Convertible Debentures--Redemption at the Option of McKesson." In the event that fewer than all of the outstanding Convertible Preferred Securities are to be redeemed, the Convertible Preferred Securities will be redeemed pro rata as described under "--Form, Denomination and Registration" below.

            YEAR                         REDEMPTION PRICE
            ----                         ----------------
            2000........................      103.5%
            2001........................      103.0
            2002........................      102.5
            2003........................      102.0
            2004........................      101.5
            2005........................      101.0
            2006........................      100.5

and 100.0% if redeemed on or after March 4, 2007. If Convertible Preferred Securities are redeemed on any distribution payment date, accumulated and unpaid distributions shall be payable to holders of record on the relevant record date.

SPECIAL EVENT DISTRIBUTION; TAX EVENT REDEMPTION

  "Tax Event" means that the Regular Trustees shall have received an opinion of nationally recognized independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that as a result of (a) any amendment to, clarification of, or change (including any announced prospective change) in the laws, or any regulations thereunder, of the United States or any political subdivision or taxing authority thereof or therein, (b) any judicial decision, official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt such procedures or regulations (an "Administrative Action"), or (c) any amendment to, clarification of, or change in the official position or the interpretation of such Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental authority or regulatory body, irrespective of the manner in which such amendment, clarification or change is made known, which amendment, clarification, or change is effective or such pronouncement or decision is announced, in each case, on or after February 13, 1997, there is the creation by such amendment, clarification, change or Administrative Action of more than an insubstantial risk that (i) the Trust is or will be subject to United States federal income tax with respect to interest accrued or received on the Convertible Debentures, (ii) the Trust is or will be subject to more than a de minimis amount of taxes (other than withholding taxes), duties or other governmental charges, or (iii) interest paid in cash by McKesson to the Trust on the Convertible Debentures is not, or will not be, deductible, in whole or in part, by McKesson for United States federal income tax purposes. Notwithstanding the foregoing, a Tax Event shall not include any change in tax law that requires McKesson for United States federal income tax purposes to defer taking a deduction for any OID that accrues with respect to the Convertible Debentures until the interest payment related to such OID is paid by the Company in cash; provided, that such change in tax law does not create more than an insubstantial risk that McKesson will be prevented from taking a deduction for OID accruing with respect to the Convertible Debentures at a date that is no later than the date the interest payment related to such OID is actually paid by McKesson in cash.

  "Investment Company Event" means that the Regular Trustees shall have received an opinion of nationally recognized independent counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority on or after February 13, 1997, there is more than an insubstantial risk that the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

  If, at any time, a Tax Event or an Investment Company Event (each, a "Special Event") shall occur and be continuing, the Trust may with the consent of McKesson, except in the limited circumstances described below, be dissolved with the result that Convertible Debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Trust Securities, would be distributed to the holders of the Trust Securities in liquidation of such holders' interest in the Trust on a pro rata basis within 90 days following the occurrence of the Special Event; provided, that such dissolution and distribution shall be conditioned on (i) the Regular Trustees' receipt of an opinion of independent tax counsel experienced in such matters (a "No Recognition Opinion"), which opinion may rely on published revenue rulings of the Internal Revenue Service, to the effect that the holders of the Trust Securities will not recognize any income, gain or loss for United States federal income tax purposes as a result of such dissolution and distribution of Convertible Debentures, (ii) McKesson or the Trust being unable to avoid such Special Event within such 90-day period by taking some ministerial action or pursuing some other reasonable measure that will have no adverse effect on the Trust, McKesson or the holders of the Trust Securities and (iii) McKesson's prior written consent to such dissolution and distribution. If McKesson declines to consent to such dissolution and distribution, McKesson may incur an obligation to pay Additional Sums. See "Description of the Convertible Debentures--Additional Sums." Furthermore, if after receipt of a Dissolution Tax Opinion by the Regular Trustees (i) McKesson has received an opinion (a "Redemption Tax Opinion") of nationally recognized independent tax counsel experienced in such matters that, as a result of a Tax Event, there is more than an insubstantial risk that McKesson would be precluded from deducting the interest on the Convertible Debentures for United States federal income tax purposes even after the Convertible Debentures were distributed to the holders of Trust Securities in liquidation of such holders' interests in the Trust as described above, or (ii) the Regular Trustees shall have been informed by such tax counsel that it cannot deliver a No Recognition Opinion to the Trust,

McKesson shall have the right, upon not less than 30 nor more than 60 days notice, to redeem the Convertible Debentures, in whole or in part, at 100% of the principal amount thereof plus accrued and unpaid interest thereon for cash within 90 days following the occurrence of such Tax Event. Following such redemption, Trust Securities with an aggregate liquidation amount equal to the aggregate principal amount of the Convertible Debentures so redeemed shall be redeemed by the Trust at the liquidation amount thereof plus accrued and unpaid distributions thereon to the redemption date on a pro rata basis; provided, however, that if at the time there is available to McKesson or the Trust the opportunity to eliminate, within such 90 day period, the Tax Event by taking some ministerial action, such as filing a form or making an election or pursuing some other similar reasonable measure that will have no adverse effect on the Trust, McKesson or the holders of Trust Securities, McKesson or the Trust will pursue such measure in lieu of redemption.

  After the date for any distribution of Convertible Debentures upon dissolution of the Trust, (i) the Trust Securities will no longer be deemed to be outstanding and (ii) certificates representing Trust Securities will be deemed to represent Convertible Debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest (including Compound Interest (as defined herein)) equal to accrued and unpaid distributions on, such Trust Securities until such certificates are presented to McKesson or its agent for transfer or reissuance.

REDEMPTION PROCEDURES FOR REDEMPTION BY THE TRUST

  The Trust may not redeem fewer than all of the outstanding Convertible Preferred Securities unless all accrued and unpaid distributions have been paid on all Convertible Preferred Securities for all quarterly distribution periods terminating on or prior to the date of redemption.

  The Trust shall not be required to (i) in the event of any redemption in part, issue, register the transfer of or exchange any Convertible Preferred Securities during a period beginning at the opening of business 15 days before any selection for redemption of Convertible Preferred Securities and ending at the close of business on the earliest date in which the relevant notice of redemption is deemed to have been given to all holders of Convertible Preferred Securities to be so redeemed or (ii) register the transfer of or exchange any Convertible Preferred Securities selected for redemption, in whole or in part, except for the unredeemed portion of any Convertible Preferred Securities being redeemed in part.

  If the Trust gives a notice of redemption in respect of Convertible Preferred Securities (which notice will be irrevocable), then, by 12:00 noon, New York City time, on the redemption date, provided that McKesson has paid to the Institutional Trustee a sufficient amount of cash in connection with the related redemption of the Convertible Debentures, the Trust will irrevocably deposit with the depositary for the Global Securities (the "Depository") funds sufficient to pay the amount payable on redemption of all book-entry certificates and will give the Depository irrevocable instructions and authority to pay such amount in respect of the Global Securities and will irrevocably deposit with the paying agent for the Convertible Preferred Securities funds sufficient to pay such amount in respect of any certificated Convertible Preferred Securities and will give such paying agent irrevocable instructions and authority to pay such amount to the holders of certificated Convertible Preferred Securities upon surrender of their certificates. If notice of redemption shall have been given and funds deposited as required, then, from and after the redemption date, distributions will cease to accrue and all rights of holders of such Convertible Preferred Securities so called for redemption will cease, except the right of the holders of such Convertible Preferred Securities to receive the Redemption Price plus accrued and unpaid distributions on the Convertible Preferred Securities to be redeemed, but without interest on such Redemption Price. In the event that any date fixed for redemption of Convertible Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Convertible Preferred Securities is improperly withheld or refused and not paid either by the Trust or by McKesson pursuant to the Guarantee, distributions on such Convertible Preferred

Securities will continue to accrue at the then applicable rate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

  In the event that fewer than all of the outstanding Convertible Preferred Securities are to be redeemed, the Convertible Preferred Securities will be redeemed pro rata.

  Subject to the foregoing and applicable law (including without limitation, United States federal securities laws), McKesson or its subsidiaries may at any time, and from time to time, purchase outstanding Convertible Preferred Securities by tender, in the open market or by private agreement.

SUBORDINATION OF COMMON SECURITIES

  Payment of distributions on, and the amount payable upon redemption of, the Trust Securities, as applicable, shall be made pro rata based on the liquidation amount of the Trust Securities; provided however, that, if on any distribution date or Redemption Date a Declaration Event of Default shall have occurred and be continuing, no payment of any distribution on, or amount payable upon redemption of, any Common Security and no other payment on account of the redemption, liquidation or other acquisition of any Common Security shall be made unless payment in full in cash of all accumulated and unpaid distributions on all outstanding Convertible Preferred Securities for all distribution periods terminating on or prior thereto, or in the case of payment of the amount payable upon redemption of the Convertible Preferred Securities, the full Redemption Price, together with accumulated and unpaid distributions, in respect of all outstanding Convertible Preferred Securities called for redemption shall have been made or provided for, and all funds available to the Institutional Trustee shall first be applied to the payment in full in cash of all distributions on, or the amount payable upon redemption of, Convertible Preferred Securities then due and payable.

  In the case of any Declaration Event of Default, the holder of Common Securities will be deemed to have waived any such Declaration Event of Default until all Declaration Events of Default with respect to the Convertible Preferred Securities have been cured, waived or otherwise eliminated. Until any such Declaration Events of Default with respect to the Convertible Preferred Securities have been so cured, waived or otherwise eliminated, the Institutional Trustee shall act solely on behalf of the holders of the Convertible Preferred Securities and not the holder of the Common Securities, and only the holders of the Convertible Preferred Securities will have the right to direct the Institutional Trustee to act in accordance with the terms of the Convertible Preferred Securities and the Common Securities.

LIQUIDATION OF TRUST AND DISTRIBUTION OF CONVERTIBLE DEBENTURES TO HOLDERS

  McKesson has the right at any time to cause the Trust to be dissolved with the result that, after satisfaction of creditors of the Trust, Convertible Debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of the Convertible Preferred Securities and the Common Securities would be distributed on a pro rata basis to the holders of the Convertible Preferred Securities and the Common Securities in liquidation of such holders' interests in the Trust within 90 days following notice given to the holders of the Convertible Preferred Securities, subject to the Regular Trustees' having received an opinion of nationally recognized independent counsel experienced in such matters to the effect that the holders will not recognize any income, gain or loss for United States federal income tax purposes as a result of the dissolution of the Trust and such distribution to holders of Convertible Preferred Securities.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

  In the event of any voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust (each a "Liquidation"), the then holders of the Convertible Preferred Securities will be entitled to receive out of the assets of the Trust, after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate of the stated liquidation amount of $50 per Convertible Preferred Security plus accrued and unpaid distributions thereon (including, if distributions have been deferred as the result of an Extension Period, interest thereon to the extent permitted by applicable law) to the date of payment (the "Liquidation Distribution"), unless, in connection with such Liquidation, Convertible Debentures in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Convertible Preferred Securities have been distributed on a pro rata basis to the holders of the Convertible Preferred Securities.

  If, upon any such Liquidation, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Convertible Preferred Securities shall be paid on a pro rata basis. The holders of the Common Securities will be entitled to receive distributions upon any such dissolution pro rata with the holders of the Convertible Preferred Securities, except that if a Declaration Event of Default has occurred and is continuing, the Convertible Preferred Securities shall have a preference over the Common Securities with regard to such distributions.

  Pursuant to the Declaration, the Trust shall terminate (i) on June 1, 2032, the expiration of the term of the Trust, (ii) upon the bankruptcy of McKesson or the holder of the Common Securities, (iii) upon the filing of a certificate of dissolution or its equivalent with respect to the holder of the Common Securities or McKesson, the filing of a certificate of cancellation with respect to the Trust after obtaining the consent of the holders of at least a majority in liquidation amount of the Trust Securities voting together as a single class to file such certificate of cancellation, or the revocation of the charter of the holder of the Common Securities or McKesson and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) upon the distribution of Convertible Debentures upon the occurrence of a Special Event, (v) upon the entry of a decree of a judicial dissolution of the holder of the Common Securities, McKesson or the Trust,
(vi) upon the redemption of all the Trust Securities or (vii) upon the distribution of McKesson Common Stock to all holders of Convertible Preferred Securities upon conversion of all outstanding Convertible Preferred Securities.

  There can be no assurance as to the market price for the Convertible Debentures which may be distributed in exchange for Trust Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Convertible Debentures that the investor may subsequently receive on dissolution and liquidation of the Trust may trade at a discount to the price of the Trust Securities exchanged.

DECLARATION EVENTS OF DEFAULT

  An event of default under the Indenture (an "Indenture Event of Default") constitutes an event of default under the Declaration with respect to the Trust Securities (a "Declaration Event of Default"), provided, that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Convertible Preferred Securities have been cured, waived or otherwise eliminated. Until such Declaration Events of Default with respect to the Convertible Preferred Securities have been so cured, waived or otherwise eliminated, the Institutional Trustee will be deemed to be acting solely on behalf of the holders of the Convertible Preferred Securities and only the holders of the Convertible Preferred Securities will have the right to direct the Institutional Trustee with respect to certain matters under the Declaration, and therefore the Indenture.

  If the Institutional Trustee fails to enforce its rights under the Convertible Debentures, any holder of Convertible Preferred Securities may institute a legal proceeding against any person to enforce the Institutional Trustee's rights under the Convertible Debentures. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of McKesson to pay interest or principal on the Convertible Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, the Redemption Date), then a holder of Convertible Preferred Securities may institute a Direct Action for payment on or after the respective due dates specified in the Convertible Debentures. In connection with such Direct Action, McKesson will be subrogated to the rights of such holders of Convertible

Preferred Securities under the Declaration to the extent of any payment made by McKesson to such holder of Convertible Preferred Securities in such Direct Action. The holders of Convertible Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Convertible Debentures.

  Upon the occurrence of a Declaration Event of Default, the Institutional Trustee as the sole holder of the Convertible Debentures will have the right under the Indenture to declare the principal of and accrued and unpaid interest on the Convertible Debentures to be immediately due and payable. McKesson and the Trust are each required to file annually with the Institutional Trustee an officer's certificate as to its compliance with all conditions and covenants under the Declaration.

VOTING RIGHTS

  Except as described herein, under the Trust Act and under the Trust Indenture Act, and as otherwise required by law and the Declaration, the holders of the Convertible Preferred Securities have no voting rights.

  Subject to the requirement of the Institutional Trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of the next paragraph, the holders of a majority in aggregate liquidation amount of the Convertible Preferred Securities then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee, or direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee, as holder of the Convertible Debentures, to (i) exercise the remedies available under the Indenture with respect to the Convertible Debentures, (ii) waive any past Indenture Event of Default that is waivable under the Indenture, or (iii) exercise any right to rescind or annul a declaration that the principal of all the Convertible Debentures shall be due and payable; provided, however, that if an Indenture Event of Default has occurred and is continuing then, the holders of 25% of the aggregate liquidation amount of the Convertible Preferred Securities then outstanding may direct the Institutional Trustee to declare the principal of and interest on the Convertible Debentures immediately due and payable; provided, further, that, where a consent or action under the Indenture would require the consent or action of holders of more than a majority in principal amount of the Convertible Debentures then outstanding (a "Super-Majority") affected thereby, only the holders of at least such Super-Majority in aggregate liquidation amount of the Convertible Preferred Securities then outstanding may direct the Institutional Trustee to give such consent or take such action.

  The Institutional Trustee shall notify all holders of the Convertible Preferred Securities of any notice of default received from the Debt Trustee with respect to the Convertible Debentures. Such notice shall state that such Indenture Event of Default also constitutes a Declaration Event of Default. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the Institutional Trustee shall not take any of the actions described in clauses (i), (ii) or (iii) above unless the Institutional Trustee has obtained an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of such action, the Trust will not be classified as other than a grantor trust for United States federal income tax purposes.

  In the event the consent of the Institutional Trustee, as the holder of the Convertible Debentures, is required under the Indenture with respect to any amendment, modification or termination of the Indenture or the Convertible Debentures, the Institutional Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities then outstanding, voting together as a single class; provided, however, that where a consent under the Indenture would require the consent of a Super-Majority, the Institutional Trustee may only give such consent at the direction of the holders of at least the proportion in liquidation amount of the Trust Securities then outstanding which the relevant Super-Majority represents of the aggregate principal amount of the Convertible Debentures then outstanding. The Institutional Trustee shall be under no obligation to take any such action in accordance with the directions of the holders of the Trust Securities unless the Institutional Trustee has obtained an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that for the purposes of United States federal income tax the Trust will not be classified as other than a grantor trust.

  A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.

  Any required approval or direction of holders of Convertible Preferred Securities may be given at a separate meeting of holders of Convertible Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Convertible Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Convertible Preferred Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and
(iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Convertible Preferred Securities is required for the Trust to redeem and cancel Convertible Preferred Securities or distribute Convertible Debentures in accordance with the Declaration.

  Notwithstanding that holders of Convertible Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Convertible Preferred Securities that are owned at such time by McKesson or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, McKesson, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Convertible Preferred Securities were not outstanding.

  The procedures by which holders of Convertible Preferred Securities may exercise their voting rights are described below. See "--Form, Denomination and Registration."

  Holders of the Convertible Preferred Securities have no rights to appoint or remove the Regular Trustees, who may be appointed, removed or replaced solely by McKesson as the indirect or direct holder of all of the Common Securities.

MODIFICATION OF THE DECLARATION

  The Declaration may be amended from time to time by the holders of a majority of the Common Securities and the Institutional Trustee, without the consent of the holders of the Convertible Preferred Securities (i) to cure any ambiguity, correct or supplement any provisions in the Declaration that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Declaration, which shall not be inconsistent with the other provisions of the Declaration, or (ii) to modify, eliminate or add to any provisions of the Declaration to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an investment company under the 1940 Act; provided, however, such action shall not adversely affect in any material respect the interests of any holder of Trust Securities, and any amendments of the Declaration shall become effective when notice thereof is given to the holders of Trust Securities. The Declaration may be amended by the holders of a majority of the Common Securities and the Institutional Trustee with (i) the consent of holders representing not less than a majority (based upon liquidation amounts) of the outstanding Convertible Preferred Securities and
(ii) receipt by the Regular Trustees of an opinion of nationally recognized independent counsel experienced in such matters to the effect that such amendment or the exercise of any power granted to the Regular Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an "investment company" under the 1940 Act, provided that without the consent of each holder of Trust Securities, the Declaration may not be amended to (i) change the amount or timing of any distribution on the Trust Securities or otherwise adversely affect the amount of any distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

  No vote or consent of the holders of Convertible Preferred Securities will be required to redeem and cancel Convertible Preferred Securities in accordance with the Declaration.

PROPOSED TAX LEGISLATION

  On February 6, 1997, as part of President Clinton's Fiscal 1998 Budget Proposal, the United States Treasury Department proposed legislation that would, among other things, deny an issuer a deduction for United States federal income tax purposes for the payment of interest on instruments with characteristics similar to the Convertible Debentures. If the proposed legislation were enacted in its current form, it is not expected to apply to the Convertible Debentures since the proposed effective date for this provision is the date of first Congressional committee action. There can be no assurances, however, that the proposed legislation, if enacted, or similar legislation enacted after the date hereof, would not adversely affect the tax treatment of the Convertible Debentures, resulting in a Tax Event which would allow the Company to redeem the Convertible Preferred Securities. See "Description of the Convertible Preferred Securities--Special Event Distribution; Tax Redemption."

MERGERS, CONSOLIDATIONS OR AMALGAMATION

  The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to, any corporation or other entity, except as described below. The Trust may, with the consent of the Regular Trustees or, if there are more than two Regular Trustees, a majority of the Regular Trustees and without the consent of the holders of the Trust Securities, the Institutional Trustee or the Delaware Trustee, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any state of the United States: provided, that (i) if the Trust is not the survivor, such successor entity either (x) expressly assumes all of the obligations of the Trust under the Trust Securities or (y) substitutes for the Convertible Preferred Securities other securities having substantially the same terms as the Convertible Preferred Securities (the "Successor Securities"), so long as the Successor Securities rank the same as the Convertible Preferred Securities with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) McKesson expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Institutional Trustee as the holder of the Convertible Debentures, (iii) such merger, consolidation, amalgamation or replacement does not cause the Convertible Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (iv) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (v) such successor entity has a purpose identical to that of the Trust, (vi) prior to such merger, consolidation, amalgamation or replacement, McKesson has received an opinion of a nationally recognized independent counsel to the Trust experienced in such matters to the effect that: (A) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act, and (C) following such merger, consolidation, amalgamation or replacement, the Trust (or such successor entity) will continue to be classified as a grantor trust for United States federal income tax purposes and (vii) McKesson guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee and the Common Securities Guarantee (as defined herein). Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

REGISTRATION RIGHTS

  In connection with the Original Offering, McKesson and the Trust (together, the "Registrants") entered into a registration rights agreement with the Initial Purchaser (the "Registration Rights Agreement") pursuant to which the Registrants, at McKesson's expense, agreed for the benefit of the holders of the Convertible Preferred Securities, to (i) file with the commission the Shelf Registration Statement covering resale of the Convertible Preferred Securities, the Guarantee, the Convertible Debentures and the McKesson Common Stock issuable upon conversion of the convertible securities within 90 days after the latest date of original issuance of the Convertible Preferred Securities, (ii) use their reasonable best efforts to cause the Shelf Registration Statement to become effective as promptly as practicable and
(iii) use their reasonable best efforts to keep the Shelf Registration Statement effective until the earlier of (a) the sale pursuant to the Shelf Registration Statement or Rule 144 under the Securities Act of all the Registrable Securities and (b) the expiration of the holding period applicable to sales of Registrable Securities under Rule 144(k) under the Securities Act, or any successor provision. The Registrants are permitted to suspend the use of the prospectus which is a part of the Shelf Registration Statement for a period not to exceed 60 days (whether or not consecutive) in any 12-month period under certain circumstances relating to pending corporate developments, public filings with the Commission and similar events, or because the prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Registrants have agreed to pay a Liquidated Damages Amount (as defined in the Registration Rights Agreement) to holders of Registrable Securities if the Shelf Registration Statement is not timely filed, or if the prospectus is unavailable for periods in excess of the period set forth above, until such time as the Shelf Registration Statement is filed or the prospectus is again made available, as the case may be. A holder who wishes to sell Registerable Securities pursuant to the Shelf Registration Statement is required to provide certain advance notification of such proposed sales to the Company, and generally is required to be named as a selling securityholder in the related prospectus, deliver a prospectus to purchasers and be bound by those provisions of the Registration Rights Agreement that are applicable to such holder (including indemnification provisions). In addition, the Registration Rights Agreement provides that, if the prospectus contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not misleading, the Registrants are to notify the holders to suspend the use of the prospectus until such time as the Registrants have amended or supplemented the prospectus so that it does not contain such material misstatement or omission, and the holders are required to suspend their use of the prospectus during such period. McKesson is to pay all expenses of the Shelf Registration Statement, provide to each registered holder copies of such prospectus, notify each registered holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit, subject to the foregoing, unrestricted resales of the Registrable Securities. The plan of distribution of the Shelf Registration Statement permits resales of Registrable Securities by selling securityholders through brokers and dealers. However, neither McKesson nor the Trust is obligated under the Registration Rights Agreement to pay certain costs and expenses, such as opinions of counsel of such selling securityholders or accountants' "cold comfort" letters, and neither the officers and directors of McKesson nor the trustees of the Trust are obligated under the Registration Rights Agreement to participate in marketing efforts on behalf of such selling securityholders.

  McKesson agreed in the Registration Rights Agreement to use its reasonable best efforts to cause the Common Stock issuable upon conversion of the Convertible Securities to be listed on each securities exchange or quotation system on which the McKesson Common Stock is listed upon effectiveness of the Shelf Registration Statement.

  The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which is attached as an exhibit to the Registration Statement of which this Prospectus forms a part and is available upon request to McKesson.

FORM, DENOMINATION AND REGISTRATION

  The Convertible Preferred Securities were issued in fully registered form. The description of book-entry procedures in this Prospectus includes summaries of certain rules and operating procedures of The Depository Trust Company, New York, New York ("DTC") that effect transfers of interest in the global certificate or certificates issued in connection with sales of Convertible Preferred Securities made pursuant to this Prospectus. Except for those sold to institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), the Convertible Preferred Securities were issued only as fully registered securities registered in the name of Cede & Co. ("Cede") (as nominee for DTC). One or more fully registered global Convertible Preferred Security certificates (the "Global Securities") will be issued, representing, in the aggregate, Convertible Preferred Securities sold pursuant to this Prospectus, and will be deposited with DTC. In the event of a transfer of securities that were issued in fully registered, certificated form, the holder of such certificates will be required to exchange them for interests in the Global Certificates representing the number of Convertible Preferred Securities being transferred. Except as set forth below, the record ownership of the Global Security may be transferred, in whole or in part, only to DTC, another nominee of DTC or to a successor of DTC or its nominee.

  Holders of Convertible Preferred Securities may hold their interests in the Global Security directly through DTC, or indirectly through organizations which are participants in DTC ("Participants"). Transfers between Participants will be effected in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Holders of Convertible Preferred Securities who are not Participants may beneficially own interests in the Global Security held by DTC only through Participants, or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). So long as Cede, as the nominee of DTC, is the registered owner of the Global Security, Cede for all purposes will be considered the sole holder of the Global Security. Except as provided below, owners of beneficial interests in the Global Security will not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form, and will not be considered the holder thereof.

  Distributions on the Global Security will be made to Cede, the nominee for DTC, as the registered owner of the Global Security by wire transfer of immediately available funds. None of McKesson, the Trust or any Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  DTC's practice is to credit Participants' accounts on the relevant payment date with payments in amounts proportionate to their respective beneficial interests in the Convertible Preferred Securities represented by the Global Security as shown on the records of DTC (adjusted as necessary so that such payments are made with respect to whole Convertible Preferred Securities only), unless DTC has reason to believe that it will not receive payment on such payment date. Payments by Participants to owners of beneficial interests in Convertible Preferred Securities represented by the Global Security held through such Participants will be the responsibility of such Participants, as is now the case with securities held for the accounts of customers registered in "street name."

  Beneficial holders of Convertible Preferred Securities who desire to convert them into Underlying Common Stock (as defined herein) should contact their brokers or other Participants or Indirect Participants to obtain information on procedures, including proper forms and cut-off times, for submitting such request. Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants, the ability of a person having a beneficial interest in the Convertible Preferred Securities represented by the Global Security to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing such interest.

  None of McKesson, the Trust or any Trustee (or any registrar, paying agent or conversion agent) will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations. DTC has advised McKesson and the Trust that it will take any action permitted to be taken by a holder of Convertible Preferred Securities (including, without limitation, the presentation of Convertible Preferred Securities for conversion) only at the direction of one or more Participants to whose account with DTC interests in the Global Security are credited.

  DTC has advised McKesson and the Trust as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes to accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations such as the Initial Purchaser. Certain of such Participants (or their representatives), together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with a Participant, either directly or indirectly.

  The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the Global Security.

  Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time. Redemption notices shall be sent to Cede. If less than all of the Convertible Preferred Securities are being redeemed, DTC will reduce the amount of the interest of each Participant in such Convertible Preferred Securities in accordance with its procedures.

  Although voting with respect to the Convertible Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede will itself consent or vote with respect to Convertible Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The Omnibus Proxy assigns Cede consenting or voting rights to those Participants to whose accounts the Convertible Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy). McKesson and the Trust believe that the arrangements among DTC, the Participants and Indirect Participants, and beneficial owners will enable the beneficial owners to exercise rights equivalent in substance to the rights that can be directly exercised by a holder of a beneficial interest in the Trust.

  DTC may discontinue providing its services as securities depositary with respect to the Convertible Preferred Securities at any time by giving notice to the Trust. In the event that (i) DTC notifies the Trust that it is unwilling or unable to continue as depositary for the Global Securities or if at any time DTC ceases to be a clearing agency registered as such under the Exchange Act when DTC is required to be so registered to act as such depositary and no successor depositary shall have been appointed within 90 days of such notification or of the Trust becoming aware of DTC's ceasing to be so registered, as the case may be, (ii) the Regular Trustees (with the consent of the Company) in their sole discretion determine that the Global Securities shall be exchanged for certificated Convertible Preferred Securities or (iii) there shall have occurred and be continuing a Declaration Event of Default, certificates for the Convertible Preferred Securities will be printed and delivered in exchange for interests in the Global Securities. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Convertible Preferred Securities registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its Participants with respect to ownership of beneficial interests in such Global Security.

  The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that McKesson and the Trust believe to be reliable, but neither McKesson nor the Trust takes responsibility for the accuracy thereof.

INFORMATION CONCERNING THE INSTITUTIONAL TRUSTEE

  The Institutional Trustee, prior to the occurrence of a default with respect to the Trust Securities and after the curing of any defaults that may have occurred, undertakes to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise the same degree of care as a prudent person would exercise in the conduct of his or her own affairs. Subject to such provisions, the Institutional Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Convertible Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The holders of Convertible Preferred Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Institutional Trustee to take any action it is empowered to take under the Declaration following a Declaration Event of Default. The Institutional Trustee also serves as Guarantee Trustee under the Guarantee and as Debt Trustee under the Indenture.

CONVERSION AGENT, PAYING AGENT, REGISTRAR AND TRANSFER AGENT

  The Institutional Trustee acts as Registrar, Transfer Agent, Conversion Agent and Paying Agent for the Convertible Preferred Securities.

  Registration of transfers of Convertible Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment in respect of any tax or other government charges that may be imposed in relation to it.

  The Trust will not be required to register or cause to be registered the transfer of Convertible Preferred Securities after such Convertible Preferred Securities have been selected for redemption.

GOVERNING LAW

  The Declaration and the Convertible Preferred Securities are governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

  The Regular Trustees are authorized and directed to operate the Trust in such a way so that the Trust will not be required to register as an "investment company" under the 1940 Act or characterized as other than a grantor trust for United States federal income tax purposes and so that the Convertible Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, McKesson and the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust, the Declaration or the articles of incorporation of McKesson, that each of McKesson and the Regular Trustees determine in their discretion to be necessary or desirable to achieve such end, as long as such action does not adversely affect the interests of the holders of the Convertible Preferred Securities or vary the terms thereof.

  Holders of the Convertible Preferred Securities have no preemptive rights.

                         DESCRIPTION OF THE GUARANTEE

  Set forth below is a summary of information concerning the Guarantee that was executed and delivered by McKesson for the benefit of the holders from time to time of Convertible Preferred Securities. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Guarantee. The Guarantee incorporates by reference the terms of the Trust Indenture Act. The Guarantee will be qualified under the Trust Indenture Act. The Guarantee Trustee holds the Guarantee for the benefit of the holders of the Convertible Preferred Securities.

GENERAL

  Pursuant to and to the extent set forth in the Guarantee, McKesson agrees, to the extent set forth therein, to pay in full to the holders of the Convertible Preferred Securities (except to the extent paid by the Trust), as and when due, regardless of any defense, right of set off or counterclaim which the Trust may have or assert, the following payments (the "Guarantee Payments"), without duplication: (i) all accrued and unpaid distributions that are required to be paid on the Convertible Preferred Securities to the extent the Trust has funds available therefor, (ii) the Redemption Price plus accrued and unpaid distributions with respect to any Convertible Preferred Securities called for redemption by the Trust, to the extent the Trust has funds available therefor, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Convertible Debentures to the holders of Convertible Preferred Securities or the redemption of all the Convertible Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Convertible Preferred Securities to the date of payment to the extent the Trust has funds available therefor and (b) the amount of assets of the Trust remaining available for distribution to holders of Convertible Preferred Securities then outstanding upon the liquidation of the Trust. The holders of a majority in liquidation amount of the Convertible Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. If the Guarantee Trustee fails to enforce the Guarantee, any holder of Convertible Preferred Securities may directly institute a legal proceeding against McKesson to enforce the Guarantee Trustee's rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If McKesson were to default on its obligation to pay amounts payable on the Convertible Debentures, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the Convertible Preferred Securities or otherwise, and in such event holders of the Convertible Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, a holder of the Convertible Preferred Securities would be required to rely on the enforcement (1) by the Institutional Trustee of its rights, as registered holder of the Convertible Debentures, against McKesson pursuant to the terms of the Convertible Debentures or (2) by such holder of Convertible Preferred Securities of its rights against McKesson to enforce payments on Convertible Debentures. See "Description of the Convertible Debentures." The Declaration provides that each holder of Convertible Preferred Securities, by acceptance thereof, agrees to the provisions of the Guarantee, including the subordination provisions thereof, and the Indenture.

  The Guarantee is a guarantee on a subordinated basis with respect to the Convertible Preferred Securities from the time of issuance of such Convertible Preferred Securities but does apply to any payment of distributions or Redemption Price, or to payments upon the dissolution, winding-up or termination of the Trust, except to the extent the Trust shall have funds available therefor. If McKesson does not make interest payments on the Convertible Debentures, the Trust will not pay distributions on the Convertible Preferred Securities and will not have funds available therefor. See "Risk Factors--Limitations of the Guarantee" and "Description of the Convertible Debentures." The Guarantee, when taken together with McKesson's obligations under the Convertible Debentures, the Indenture and the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities) provides a full and unconditional guarantee on a subordinated basis by McKesson on payments due on the Convertible Preferred Securities.

  McKesson has also agreed separately to irrevocably and unconditionally guarantee the obligations of the Trust with respect to the Common Securities (the "Common Securities Guarantee") to the same extent as the

Guarantee, except that upon the occurrence and during the continuation of a Declaration Event of Default, holders of Convertible Preferred Securities shall have priority over holders of Common Securities with respect to Guarantee Payments.

CERTAIN COVENANTS OF MCKESSON

  In the Guarantee, McKesson has covenanted that, so long as any Convertible Preferred Securities remain outstanding, if (i) the Company has exercised its option to defer interest payments on the Convertible Debentures by extending the interest payment period and such extension period, or any extension thereof, shall be continuing, (ii) the Company shall be in default with respect to its payment or other obligations under the Guarantee or (iii) there shall have occurred and be continuing a Declaration Event of Default or any event that, with the giving of notice or lapse of time or both, would constitute a Declaration Event of Default, then McKesson shall not (a) declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock or (b) make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu with or junior in interest to the Convertible Debentures or make any guarantee payment with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Convertible Debentures (other than (i) as a result of a reclassification of McKesson capital stock or the exchange or conversion of one class or series of McKesson capital stock for another class or series of McKesson capital stock, (ii) the purchase of fractional interests in shares of McKesson capital stock pursuant to the conversion or exchange provisions of such capital stock of McKesson or the security being converted into or exchanged for capital stock of McKesson, (iii) dividends or distributions in McKesson Common Stock, (iv) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (v) payments under the Guarantee and Common Securities Guarantee, (vi) purchases of McKesson Common Stock related to the issuance of McKesson Common Stock or rights under any of the Company's benefit plans for its directors, officers or employees and (vii) obligations under any dividend reinvestment and stock purchase plans).

  As part of the Guarantee, the Company agreed that it would honor all obligations relating to the conversion of the Convertible Preferred Securities into McKesson Common Stock as described in "Description of the Convertible Preferred Securities--Conversion Rights."

AMENDMENTS AND ASSIGNMENT

  Except with respect to any changes that do not materially adversely affect the rights of holders of Convertible Preferred Securities (in which case no vote will be required), the Guarantee may be amended only with the prior approval of the holders of at least a majority in liquidation amount of all the Convertible Preferred Securities then outstanding. The manner of obtaining any such approval of holders of the Convertible Preferred Securities will be as set forth under "Description of the Convertible Preferred Securities-- Voting Rights." All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of McKesson and shall inure to the benefit of the holders of the Convertible Preferred Securities then outstanding. Except in connection with any permitted merger or consolidation of McKesson with or into another entity or any permitted sale, transfer or lease of McKesson's assets to another entity as described under "Description of the Convertible Debentures--Certain Covenants," the Company may not assign its rights or delegate its obligations under the Guarantee without the prior approval of the holders of at least a majority of the aggregate stated liquidation amount of the Convertible Preferred Securities then outstanding.

TERMINATION OF THE GUARANTEE

  The Guarantee will terminate as to each holder of Convertible Preferred Securities upon (i) full payment of the Redemption Price and accrued and unpaid distributions with respect to all Convertible Preferred Securities,
(ii) distribution of the Convertible Debentures held by the Trust to the holders of the Convertible Preferred

Securities, (iii) full payment of the amounts payable under the Declaration upon liquidation of the Trust or (iv) the distribution of McKesson Common Stock to such holder upon conversion of such holder's Convertible Preferred Securities into McKesson Common Stock, and will terminate completely upon full payment of the amounts payable in accordance with the Declaration. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Convertible Preferred Securities must restore payment of any sum paid under such Convertible Preferred Securities or the Guarantee.

EVENTS OF DEFAULT

  An event of default under the Guarantee will occur upon (a) the failure of McKesson to perform any of its payment or other obligations thereunder or (b) if applicable, the failure by McKesson to deliver McKesson Common Stock upon an appropriate election by the holder or holders of Convertible Preferred Securities to convert the Convertible Preferred Securities into shares of McKesson Common Stock.

  The holders of a majority in liquidation amount of Convertible Preferred Securities then outstanding relating to the Guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Convertible Preferred Securities. If the Guarantee Trustee fails to enforce the Guarantee, any holder of Convertible Preferred Securities may institute a legal proceeding directly against McKesson to enforce the Guarantee Trustee's rights under the Guarantee, without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if McKesson has failed to make a guarantee payment, a holder of Convertible Preferred Securities may directly institute a proceeding against McKesson for enforcement of the Guarantee for such payment. McKesson waives any right or remedy to require that any action be brought first against the Trust or any other person or entity before proceeding directly against McKesson.

STATUS OF THE GUARANTEE; SUBORDINATION

  The Guarantee constitutes an unsecured obligation of McKesson and ranks (i) subordinate and junior in right of payment to all other liabilities of McKesson (except any liabilities that may be pari passu expressly by their terms), (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by McKesson and with any guarantee now or hereafter entered into by McKesson in respect of any preferred or preference stock of any affiliate of McKesson, and (iii) senior to McKesson Common Stock. The terms of the Convertible Preferred Securities provide that each holder of Convertible Preferred Securities issued by the Trust by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee relating thereto. See, also, "Risk Factors--Subordinate Ranking of Obligations Under the Guarantee and Convertible Debentures."

  The Guarantee constitutes a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without instituting a legal proceeding against any other person or entity). The Guarantee does not place a limitation on the amount of additional indebtedness that may be incurred by McKesson. McKesson expects from time to time to incur additional indebtedness senior to the Convertible Debentures.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

  The Guarantee Trustee, prior to the occurrence of a default with respect to the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, shall exercise the same degree of care as a prudent person would exercise in the conduct of his or her own affairs. Subject to such provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Convertible Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

GOVERNING LAW

  The Guarantee is governed by, and construed in accordance with, the laws of the State of New York.

                   DESCRIPTION OF THE CONVERTIBLE DEBENTURES

  Set forth below is a description of certain terms of the Convertible Debentures in which the Trust invested the proceeds from the issuance and sale of the Trust Securities. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to the Indenture entered into by McKesson and the Debt Trustee, a copy of which may be obtained from McKesson upon request. Certain capitalized terms used herein are defined in the Indenture. The Indenture will be qualified under the Trust Indenture Act.

  Under certain circumstances involving the dissolution of the Trust following the occurrence of a Special Event, Convertible Debentures may be distributed to the holders of the Trust Securities in liquidation of the Trust. See "Description of the Convertible Preferred Securities--Special Event Distribution; Tax Event Redemption."

GENERAL

  The Convertible Debentures were issued as unsecured debt under the Indenture. The Convertible Debentures are limited in aggregate principal amount to $206,186,000, such amount being the sum of the aggregate stated liquidation amount of the Convertible Preferred Securities and the capital contributed by McKesson in exchange for the Common Securities.

  The Convertible Debentures are not subject to a sinking fund provision. The entire principal amount of the Convertible Debentures will mature and become due and payable, together with any accrued and unpaid interest thereon, including Additional Sums (as defined herein), if any, and (to the extent permitted by applicable law) Compound Interest, if any, on June 1, 2027. McKesson has the right at any time to cause the Trust to be dissolved with the result that, after satisfaction of creditors of the Trust, Convertible Debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of the Convertible Preferred Securities and the Common Securities would be distributed on a pro rata basis to the holders of the Convertible Preferred Securities and the Common Securities in liquidation of such holders' interests in the Trust, within 90 days following notice given to the holders of the Convertible Preferred Securities, subject to the Regular Trustees' having received an opinion of nationally recognized independent counsel experienced in such matters to the effect that the holders will not recognize any income, gain or loss for United States federal income tax purposes as a result of the dissolution of the Trust and such distribution to holders of Convertible Preferred Securities.

  If Convertible Debentures are distributed to holders of Convertible Preferred Securities in liquidation of such holders' interests in the Trust, such Convertible Debentures will initially be issued in the same form as the Convertible Preferred Securities that such Convertible Debentures replace. Under certain limited circumstances, Convertible Debentures may be issued in certificated form in exchange for a Global Security. See "--Book-Entry and Settlement" below. In the event that Convertible Debentures are issued in certificated form, such Convertible Debentures will be in denominations of $50 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on Convertible Debentures issued as a Global Security will be made to DTC, a successor depositary or, in the event that no depositary is used, to a paying agent for the Convertible Debentures. With respect to Convertible Debentures issued in certificated form, principal and interest is payable, the transfer of the Convertible Debentures is registrable and Convertible Debentures are exchangeable for Convertible Debentures of other denominations of a like aggregate principal amount at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York; provided that payment of interest may be made at the option of McKesson by check mailed to the address of the holder entitled thereto or by wire transfer to an account appropriately designated by the holder entitled thereto. Notwithstanding the foregoing, so long as the holder of any Convertible Debenture is the Institutional Trustee, the payment of principal and interest on such Convertible Debenture will be made at such place and to such account as may be designated by the Institutional Trustee.

  The Indenture does not contain provisions that afford holders of the Convertible Debentures protection in the event of a highly levered transaction involving McKesson that would adversely affect such holders.

INTEREST

  Each Convertible Debenture shall bear interest at the rate of 5% per annum from the first date of original issuance, payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year (each an "Interest Payment Date"), commencing June 1, 1997, to the person in whose name such Convertible Debenture is registered, subject to certain exceptions, 15 days prior to such Interest Payment Date.

  The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the Convertible Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

  So long as McKesson shall not be in default in the payment of interest on the Convertible Debentures, McKesson shall have the right at any time, and from time to time, during the term of the Convertible Debentures to defer payments of interest by extending the interest payment period for a period not exceeding 20 consecutive quarters, at the end of which Extension Period McKesson shall pay all interest then accrued and unpaid; together with interest thereon compounded quarterly at the rate specified for the Convertible Debentures to the extent permitted by applicable law ("Compound Interest") and any Additional Sums; provided that during any such Extension Period, McKesson shall not (a) declare or pay dividends on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or (b) make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by McKesson that rank pari passu with or junior in interest to the Convertible Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Convertible Debentures (other than (i) as a result of a reclassification of McKesson capital stock or the exchange or conversion of one class or series of McKesson capital stock for another class or series of McKesson capital stock, (ii) the purchase of fractional interests in shares of McKesson capital stock pursuant to the conversion or exchange provisions of such McKesson capital stock or the security being converted into or exchanged for McKesson capital stock, (iii) dividends or distributions in common stock of the Company, (iv) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (v) payments under the Guarantee and Common Securities Guarantee, (vi) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers or employees and (vii) obligations under any dividend reinvestment and stock purchase plans). Prior to the termination of any such Extension Period, McKesson may further defer payments of interest by extending the interest payment period; provided, however, that, such Extension Period, including all such previous and further extensions, may not exceed 20 consecutive quarters or extend beyond the maturity of the Convertible Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, McKesson may commence a new Extension Period, subject to the terms set forth in this section. Each Extension Period, if any, will end on an Interest Payment Date. No interest shall be due and payable during an Extension Period, except on the last day thereof, but McKesson may prepay at any time all or any portion of the interest accrued during an Extension Period. On the last day of each Extension Period, all accrued and unpaid interest (including Additional Sums, if any, and, to the extent permitted by applicable law, Compound Interest) shall be due and payable and shall be paid to the holders of record of the Convertible Debentures at the close of business on the record date next preceding such Interest Payment Date. McKesson has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the Convertible Debentures. If the Institutional Trustee shall be the sole holder of the Convertible Debentures, McKesson shall give the Regular Trustees, the Institutional Trustee and the Debt

Trustee notice of its selection of such Extension Period at least one Business Day prior to the earlier of (i) the date distributions on the Convertible Preferred Securities are payable or (ii) the date the Regular Trustees are required to give notice to any applicable self-regulatory organization or to holders of the Convertible Preferred Securities of the record or payment date of such related distribution, but in any event not less than 10 Business Days prior to such record date. McKesson shall cause the Trust to give notice of McKesson's selection of such Extension Period to holders of the Convertible Preferred Securities. If the Institutional Trustee shall not be the sole holder of the Convertible Debentures, McKesson shall give the Debt Trustee, the Institutional Trustee and the holders of the Convertible Debentures notice of its selection of such Extension Period at least 10 Business Days prior to the earlier of (i) the next succeeding Interest Payment Date and (ii) the date McKesson is required to give notice to any applicable self-regulatory organization or to holders of Convertible Debentures of the record or payment date of such related interest payment, but in any event not less than two Business Days prior to such record date.

ADDITIONAL SUMS

  If at any time the Trust shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, McKesson will pay as additional sums ("Additional Sums") such additional amounts as shall be required so that the net amounts received and retained by the Trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts the Trust would have received had no such taxes, duties, assessments or other governmental charges been imposed so long as the Trust is the holder of the Convertible Debentures.

PROPOSED TAX LEGISLATION

  Please refer to discussion above under the heading "Description of the Convertible Preferred Securities--Proposed Tax Legislation."

SUBORDINATION

  The Indenture provides that the Convertible Debentures are subordinated and junior in right of payment to all existing and future Senior Indebtedness of McKesson. No payment of principal (including redemption payments, if any), premiums, if any, or interest on the Convertible Debentures may be made (i) if any principal, premium if any, interest or any other payment due on any Senior Indebtedness of McKesson is not paid when due and any applicable grace period with respect to such default has ended with such default not having been cured or waived or ceasing to exist or (ii) if the maturity of any Senior Indebtedness of McKesson has been accelerated because of a default and such acceleration has not been rescinded.

  Upon any distribution of assets of McKesson to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due or to become due on all Senior Indebtedness of McKesson must be paid in full before the holders of Convertible Debentures are entitled to receive or retain any payment. Upon satisfaction of all claims of all Senior Indebtedness then outstanding, the rights of the holders of the Convertible Debentures will be subrogated to the rights of the holders of Senior Indebtedness of McKesson to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Convertible Debentures are paid in full.

  The term "Senior Indebtedness" means, with respect to McKesson, (i) the principal, premium, if any, and interest in respect of (A) indebtedness of such obligor for money borrowed (but excluding trade accounts payable arising in the ordinary course of business) under any credit agreements, notes, guarantees or similar documents and (B) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by such obligor, (ii) all capital lease obligations of such obligor, (iii) all obligations of such obligor issued or assumed as the deferred purchase price of property, all conditional sale obligations of such obligor and all obligations of such obligor under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (iv) all obligations of such obligor for the reimbursement on any letter of credit, bankers' acceptance, security purchase facility or similar credit transaction, (v) all obligations of such obligor (contingent or otherwise) with respect to an interest rate or other swap, cap or collar agreements or other similar instruments or agreements or foreign currency hedge, exchange, purchase or similar instruments or agreements, (vi) all obligations of the types referred to in clauses (i) through (v) above of other persons for the payment of which such obligor is responsible or liable as obligor, guarantor or otherwise and
(vii) all obligations of the types referred to in clauses (i) through (vi) above of other persons secured by any lien on any property or asset of such obligor (whether or not such obligation is assumed by such obligor), whether outstanding on the date of the Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by such obligor, except for any such indebtedness that is by its terms subordinated to or pari passu with the Convertible Debentures. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any deferrals, renewals, extensions or refundings of, or amendments, modifications, supplements or waivers of any term of such Senior Indebtedness. There was approximately $825 million of Senior Indebtedness outstanding as of March 31, 1997.

  The Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by McKesson.

  In the event of (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Company, its creditors or its property, (ii) any proceeding for the liquidation, dissolution or other winding up of the Company voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings,
(iii) any assignment by the Company for the benefit of creditors or (iv) any other marshalling of the assets of the Company, all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made on account of the principal of or premium, if any, or interest, if any, on the Convertible Debentures. In such event, any payment or distribution on account of the principal of or premium, if any, or interest, on the Convertible Debentures, whether in cash, securities or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the Convertible Debentures, to the payment of all Senior Indebtedness at the time outstanding, and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the Convertible Debentures shall be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall have been paid in full.

  In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Indebtedness the holders of Convertible Debentures, together with the holders of any obligations of the Company ranking on a parity with the Convertible Debentures, shall be entitled to be paid from the remaining assets of the Company the amounts at the time due and owing on account of unpaid principal of and premium, if any, and interest, if any, on the Convertible Debentures and such other obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or obligations of the Company ranking junior to the Convertible Debentures and such other obligations. If any payment or distribution on account of the principal of or interest on the Convertible Debentures of any character or any security, whether in cash, securities or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the Convertible Debentures, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment) shall be received by the Debt Trustee or any holder of any Convertible Debentures in contravention of any of the terms hereof and before all the Senior Indebtedness shall have been paid in full, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders and creditors for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full. By reason of such subordination, in the event of the insolvency of the Company holders of Senior Indebtedness may receive more, ratably, and holders of the Convertible Debentures having a claim pursuant to such securities may receive less, ratably, than the other creditors of the Company. Such subordination will not prevent the occurrence of any Event of Default in respect of the Convertible Debentures.

CERTAIN COVENANTS

  In the Indenture, McKesson has covenanted that, so long as any Convertible Debentures are outstanding, if (i) there shall have occurred and be continuing any Indenture Event of Default or any event that, with the giving of notice or lapse of time or both, would constitute an Indenture Event of Default, (ii) McKesson shall be in default with respect to its payment or other obligations under the Guarantee, or (iii) McKesson shall have given notice of its election to defer interest payments on the Convertible Debentures by extending the interest payment period and such period, or any extension thereof, shall be continuing, then McKesson (a) shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock or (b) shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by McKesson that rank pari passu with or junior in interest to the Convertible Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Convertible Debentures (other than (i) as a result of a reclassification of McKesson capital stock or the exchange or conversion of one class or series of McKesson capital stock for another class or series of McKesson capital stock, (ii) the purchase of fractional interests in shares of McKesson capital stock pursuant to the conversion or exchange provisions of such capital stock of McKesson or the security being converted or exchanged for McKesson capital stock, (iii) dividends or distributions in Common Stock of the Company, (iv) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (v) payments under the Guarantee and Common Securities Guarantee, (vi) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Company's benefit plans for its directors, officers or employees and (vii) obligations under any dividend reinvestment and stock purchase plan).

  McKesson has covenanted (i) to directly or indirectly maintain 100% ownership of the Trust's Common Securities; provided, however, that any permitted successor of McKesson under the Indenture may succeed to McKesson's ownership of such Common Securities, (ii) to use its reasonable efforts to cause the Trust (x) to remain a statutory business trust, except in connection with the distribution of Convertible Debentures to the holders of Trust Securities in liquidation of the Trust, the redemption of all the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, and (y) to continue to be classified as a grantor trust for United States federal income tax purposes and (iii) to use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Convertible Debentures.

  The Indenture provides that McKesson will not merge or consolidate with or into any other person or entity or sell, transfer, lease or otherwise convey all or substantially all of its assets on a consolidated basis to any person unless (a)(i) McKesson is the surviving corporation in any such merger or (ii) if McKesson is not the survivor, the successor is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and expressly assumes the due and punctual payment of the principal of, premium, if any, and interest (including Additional Sums and Compound Interest) on all Convertible Debentures issued thereunder and the performance of every other covenant and agreement in the Indenture and the Registration Rights Agreement on the part of the Company, (b) immediately thereafter no Indenture Event of Default and no event which, after notice or lapse of time or both, would become an Indenture Event of Default shall have occurred and be continuing, and (c) McKesson has delivered to the Debt Trustee the officers' certificate and opinion of counsel required by the Indenture. Upon any such consolidation, merger, sale, transfer, lease or conveyance, the successor corporation shall succeed to and be substituted for McKesson under the Indenture and thereafter (except in the case of a lease) the predecessor corporation shall be relieved of all obligations and covenants under the Indenture, the Convertible Debentures and the Registration Rights Agreement.

REDEMPTION AT THE OPTION OF MCKESSON

  McKesson has the right to redeem the Convertible Debentures, in whole or in part, from time to time, on or after March 4, 2000, upon not less than 30 nor more than 60 days notice, at the following prices (expressed as percentages of the principal amount of the Convertible Debentures), together with accrued and unpaid interest (including Additional Sums, if any, and, to the extent permitted by applicable law, Compound Interest, if any), to but excluding the redemption date, if redeemed during the 12-month period beginning March 4 of the applicable year set forth below:

            YEAR                         REDEMPTION PRICE
            ----                         ----------------
            2000........................      103.5%
            2001........................      103.0
            2002........................      102.5
            2003........................      102.0
            2004........................      101.5
            2005........................      101.0
            2006........................      100.5

and 100.0% if redeemed on or after March 4, 2007.

  McKesson may not redeem fewer than all of the outstanding Convertible Debentures unless all accrued and unpaid interest has been paid on all Convertible Debentures for all quarterly interest payment periods terminating on or prior to the date of redemption. If Convertible Debentures are redeemed on any interest payment date, accrued and unpaid interest shall be payable to holders of record on the relevant record date.

  McKesson also has the right to redeem the Convertible Debentures, in whole or in part, at any time in certain circumstances upon the occurrence of a Tax Event as described under "Description of the Convertible Preferred Securities--Special Event Distribution; Tax Event Redemption" at 100% of the principal amount thereof, together with accrued and unpaid interest (including Additional Sums, if any, and, to the extent permitted by applicable law, Compound Interest, if any) to the Redemption Date.

  Any redemption of Convertible Debentures shall be made on not less than 30 nor more than 60 days notice to holders of the Convertible Debentures. In the event that fewer than all of the outstanding Convertible Debentures are to be redeemed, the Convertible Debentures will be redeemed pro rata. So long as the corresponding Trust Securities are outstanding, the proceeds from the redemption of the Convertible Debentures will be used to redeem the Trust Securities.

CONVERSION OF THE CONVERTIBLE DEBENTURES

  The Convertible Debentures are convertible into McKesson Common Stock at the option of the holders of the Convertible Debentures at any time beginning May 21, 1997 and prior to the close of business on the Business Day prior to the maturity date of the Convertible Debentures (or, in the case of Convertible Debentures called for redemption, the close of business on the Business Day prior to the Redemption Date) at an initial conversion rate of .6709 shares of McKesson Common Stock for each $50 in principal amount of Convertible Debentures (equivalent to a conversion price of $74.53 per share of McKesson Common Stock), subject to adjustment and reset as described under "Description of the Convertible Preferred Securities--Conversion Rights." The Trust has agreed not to convert Convertible Debentures held by it except pursuant to a notice of conversion delivered to the Conversion Agent by a holder of Convertible Preferred Securities. Upon surrender of a Convertible Preferred Security to the Conversion Agent for conversion, the Trust will distribute $50 principal amount of Convertible Debentures for each $50 in liquidation amount of Convertible Preferred Securities surrendered to the Conversion Agent on behalf of the holder of the Convertible Preferred Securities so converted, whereupon the Conversion Agent will convert such Convertible Debentures into McKesson Common Stock on behalf of such holder. McKesson's delivery to the holders of the Convertible Debentures (through the Conversion Agent) of the fixed number of shares of McKesson Common Stock into which the Convertible Debentures are convertible (together with the cash payment, if any, in lieu of fractional shares) will be deemed to satisfy McKesson's obligation to pay the principal amount of the Convertible Debentures so converted, and the accrued and unpaid interest thereon attributable to the period from the last date to which interest has been paid or duly provided for; provided, however, that if any Convertible Debenture is converted after the close of business on a record date for payment of interest, the interest payable on the related Interest Payment Date with respect to such Convertible Debenture shall be paid on such Interest Payment Date to the person who was the registered holder thereof on such record date, despite such conversion, unless such Convertible Debenture has been called for redemption on a Redemption Date falling between such record date and the corresponding Interest Payment Date, in which case the amount of such payment shall include interest accrued to, but excluding, such Redemption Date and such payment shall be made to the converting holder.

INDENTURE EVENTS OF DEFAULT

  The Indenture provides that any one or more of the following described events, which has occurred and is continuing, constitutes an "Indenture Event of Default" with respect to the Convertible Debentures: (i) failure for 30 days to pay interest on the Convertible Debentures, including any Additional Sums, Compound Interest and Liquidated Damages in respect thereof, when due; provided that a valid extension of an interest payment period will not constitute a default in the payment of interest (including any Additional Sums, Compound Interest or Liquidated Damages) for this purpose; or (ii) failure to pay principal of or premium, if any, on the Convertible Debentures when due whether at maturity, upon redemption, by declaration or otherwise, or
(iii) failure by McKesson to deliver shares of McKesson Common Stock upon an election by a holder of Convertible Preferred Securities or Convertible Debentures to convert such Convertible Preferred Securities or Convertible Debentures, as the case may be, (iv) failure to observe or perform any other covenant contained in the Indenture for 30 days after notice to McKesson by the Debt Trustee or by the holders of at least 25% in aggregate outstanding principal amount of the Convertible Debentures; (v) the dissolution, winding up or termination of the Trust, except in connection with the distribution of Convertible Debentures to the holders of Convertible Preferred Securities in liquidation of the Trust upon the occurrence of a Special Event or upon the occurrence of events as described under "Description of the Convertible Preferred Securities--Liquidation of Trust and Distribution of Convertible Debentures to Holders," upon the redemption of all outstanding Convertible Preferred Securities, upon the conversion of all outstanding Convertible Preferred Securities into McKesson Common Stock or in connection with certain mergers, consolidations or amalgamations permitted by the Declaration; or (vi) certain events of bankruptcy, insolvency or reorganization of McKesson which are voluntary or, if involuntary, continue for a period of 90 days.

  If any Indenture Event of Default shall occur and be continuing, the Institutional Trustee or the holders of not less than 25% in aggregate principal amount of the Convertible Debentures then outstanding may declare the principal of and the accrued and unpaid interest on the Convertible Debentures (including Additional Sums, if any, and (to the extent permitted by applicable law) Compound Interest, if any) and any other amounts payable under the Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Convertible Debentures; provided, however, that after such acceleration, but before a judgment or decree based on such acceleration is obtained, the holders of a majority in aggregate principal amount of the Convertible Debentures then outstanding may, under certain circumstances, rescind and annul such acceleration if all Indenture Events of Default, other than the nonpayment of accelerated principal and interest, have been cured or waived as provided in the Indenture. An Indenture Event of Default also constitutes a Declaration Event of Default. The holders of Convertible Preferred Securities in certain circumstances have the right to direct the Institutional Trustee to exercise its rights as the holder of the Convertible Debentures. See "Description of the

Convertible Preferred Securities--Declaration Events of Default" and "--Voting Rights." Notwithstanding the foregoing, if an Indenture Event of Default has occurred and is continuing and such event is attributable to the failure of McKesson to pay interest or principal on the Convertible Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, the Redemption Date), then a holder of Convertible Preferred Securities may institute a Direct Action for payment on or after the respective due dates specified in the Convertible Debentures. Notwithstanding any payments made to such holder of Convertible Preferred Securities by McKesson in connection with a Direct Action, McKesson shall remain obligated to pay the principal of and interest on the Convertible Debentures held by the Trust or the Institutional Trustee of the Trust, and McKesson shall be subrogated to the rights of the holder of such Convertible Preferred Securities with respect to payments on the Convertible Preferred Securities to the extent of any payments made by McKesson to such holder in any Direct Action. The holders of Convertible Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Convertible Debentures.

  The Indenture contains provisions permitting the holders of a majority in aggregate principal amount of the Convertible Debentures then outstanding, on behalf of all of the holders of the Convertible Debentures, to waive any past default in the performance of any of the covenants contained in the Indenture, except a default in the payment of the principal of or premium, if any, or interest on any of the Convertible Debentures and certain other defaults; provided, however, that if the Convertible Debentures are held by the Trust or the Institutional Trustee of the Trust, such waiver shall not be effective until the holders of a majority in aggregate liquidation amount of Trust Securities shall have consented to such waiver; provided, further, that if the consent of the holder of each outstanding Convertible Debenture affected is required, such waiver shall not be effective until each holder of the Trust Securities shall have consented to such waiver.

  A default under any other indebtedness of the Company would not constitute an Indenture Event of Default.

  Subject to the provisions of the Indenture relating to the duties of the Debt Trustee in case an Indenture Event of Default shall occur and be continuing, the Debt Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any holders of Convertible Debentures, unless such holders shall have offered to the Debt Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Debt Trustee, the holders of a majority in aggregate principal amount of the Convertible Debentures then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debt Trustee, or exercising any trust or power conferred on the Debt Trustee.

  No holder of any Convertible Debenture has any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless
(i) such holder shall have previously given to the Debt Trustee written notice of a continuing Indenture Event of Default, (ii) if the Trust is not the sole holder of Convertible Debentures, the holders of at least 25% in aggregate principal amount of the Convertible Debentures then outstanding shall have made written request to the Debt Trustee to institute proceedings, (iii) such holder has offered reasonable indemnity to the Debt Trustee to institute such proceeding as Indenture Trustee, (iv) the Debt Trustee shall have failed to institute such proceeding within 60 days of such notice and offer of indemnity, and (v) the Debt Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Convertible Debentures a direction inconsistent with such request. However, such limitations do not apply to a suit instituted by a holder of a Convertible Debenture for enforcement of payment of the principal of, premium, if any, or interest on such Convertible Debenture on or after the respective due dates expressed in such Convertible Debenture.

  The Company is required to file annually with the Debt Trustee and the Institutional Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants under the Indenture.

BOOK-ENTRY AND SETTLEMENT

  If distributed to holders of Convertible Preferred Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the Trust as a result of the occurrence of a Special Event, the

Convertible Debentures will be issued in the same form as the Convertible Preferred Securities that such Convertible Debentures replace. Except under the limited circumstances described below, Convertible Debentures represented by a global security (a "Global Debenture") are not exchangeable for, and are not otherwise issuable as, Convertible Debentures in definitive form. The Global Debenture may not be transferred except by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to successor depositary or its nominee.

  The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer or pledge beneficial interests in a Global Debenture.

  Except as provided below, owners of beneficial interests in a Global Debenture are not entitled to receive physical delivery of Convertible Debentures in definitive form and are not considered the holders (as defined in the Indenture) thereof for any purpose under the Indenture, and no Global Debenture representing Convertible Debentures shall be exchangeable, except for another Global Debenture of like denomination and tenor to be registered in the name of DTC or its nominee or a successor depositary or its nominee. Accordingly, each beneficial owner must rely on the procedures of DTC or if such person is not a Participant, on the procedures of the Participant through which such person owns its interest to exercise any rights of a holder under the Indenture.

THE DEPOSITARY

  If Convertible Debentures are distributed to holders of Convertible Preferred Securities in liquidation of such holders' interests in the Trust and a Global Debenture is issued, DTC will act as securities depositary for the Global Debenture. For a description of DTC and the specific terms of the depositary arrangements, see "Description of the Convertible Preferred Securities--Form, Denomination and Registration--Global Convertible Preferred Securities; Book-Entry Form." As of the date of this Prospectus, the description therein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Convertible Preferred Securities apply in all material respects to any debt obligations represented by one or more global securities held by DTC. McKesson may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as a depositary for such Global Debenture.

  None of McKesson, the Trust, the Debt Trustee, any paying agent and any other agent of McKesson or the Debt Trustee have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Debenture or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DISCONTINUANCE OF THE DEPOSITARY'S SERVICES

  DTC may discontinue providing its services as securities depositary with respect to the Global Debenture at any time by giving notice to the Company. In the event that (i) DTC notifies the Company that it is unwilling or unable to continue as a depositary for the Global Debenture or if at any time DTC ceases to be a clearing agency registered as such under the Securities Exchange Act of 1934 when DTC is required to be so registered to act as such depositary and no successor depositary shall have been appointed within 90 days of such notification or of the Company becoming aware of DTC's ceasing to be so registered, as the case may be, (ii) the Company in its sole discretion determines that the Global Debenture shall be exchanged for certificated Convertible Debentures or (iii) there shall have occurred and be continuing an Indenture Event of Default, certificates for the Convertible Debentures will be printed and delivered in exchange for interests in the Global Debentures. Any Global Debenture that is exchangeable pursuant to the preceding sentence shall be exchangeable for Convertible Debentures registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its Participants with respect to ownership of beneficial interests in such Global Debenture.

MODIFICATIONS AND AMENDMENTS OF THE INDENTURE

  The Indenture contains provisions permitting the Company and the Debt Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Convertible Debentures, to modify the Indenture or the rights of the holders of Convertible Debentures; provided, however, that no such modification may, without the consent of the holder of each outstanding Convertible Debenture affected thereby, (i) extend the stated maturity of the Convertible Debentures or reduce the principal amount thereof, or reduce the rate or extend the time for payment of interest thereon, or reduce any premium payable upon the redemption thereof, or adversely affect the right to convert Convertible Debentures or the subordination provisions of the Indenture, or (ii) reduce the percentage in aggregate principal amount of outstanding Convertible Debentures, the holders of which are required to consent to any such supplemental indenture.

  In addition, the Company and the Debt Trustee may execute, without the consent of any holder of Convertible Debentures, any supplemental indenture to cure any ambiguities, defects or inconsistencies, comply with the Trust Indenture Act and for certain other customary purposes.

INFORMATION CONCERNING THE DEBT TRUSTEE

  The Debt Trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the Indenture and, after default, shall exercise the same degree of care as a prudent person would exercise in the conduct of his or her own affairs. Subject to such provision, the Debt Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Convertible Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debt Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debt Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

  The Indenture also contains limitations on the right of the Debt Trustee, as a creditor of McKesson, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. In addition, the Debt Trustee may be deemed to have a conflicting interest and may be required to resign as Debt Trustee if at the time of a default under the Indenture it is a creditor of McKesson. The Company may from time to time maintain deposit accounts and conduct its banking transactions with the Debt Trustee in the ordinary course of business.

GOVERNING LAW

  The Indenture and the Convertible Debentures are governed by, and construed in accordance with, the internal laws of the State of New York.

MISCELLANEOUS

  The Indenture provides that McKesson is to pay all fees and expenses related to (i) the original offering of the Trust Securities and the Convertible Debentures, (ii) the organization, maintenance and dissolution of the Trust,
(iii) the retention of the MFT Trustees and (iv) the enforcement by the Institutional Trustee of the rights of the holders of the Convertible Preferred Securities.

  McKesson will have the right at all times to assign any of its respective rights or obligations under the Indenture to a direct or indirect wholly-owned subsidiary of McKesson; provided that, in the event of any such assignment, McKesson will remain liable for all of its obligations. Subject to the foregoing, the Indenture is binding upon and inures to the benefit of the parties thereto and their respective successors and assigns. The Indenture provides that it may not otherwise be assigned by the parties thereto.

                        EFFECT OF OBLIGATIONS UNDER THE
                   CONVERTIBLE DEBENTURES AND THE GUARANTEE

  As set forth in the Declaration, the sole purpose of the Trust is to issue the Trust Securities evidencing undivided beneficial interests in the assets of the Trust, and to invest the proceeds from such issuance and sale in the Convertible Debentures.

  As long as payments of interest and other payments are made when due on the Convertible Debentures, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of Convertible Debentures is equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Convertible Debentures match the distribution rate and distribution and other payment dates for the Convertible Preferred Securities;
(iii) McKesson shall pay all, and the Trust shall not be obligated to pay, directly or indirectly, any costs, expenses, debt and obligations of the Trust (other than with respect to the Trust Securities); and (iv) the Declaration further provides that the MFT Trustees shall not take or cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

  Payments of distributions (to the extent funds therefor are available) and other payments due on the Convertible Preferred Securities (to the extent funds therefor are available) are guaranteed by McKesson as and to the extent set forth under "Description of the Guarantee" herein. If McKesson does not make interest payments on the Convertible Debentures purchased by the Trust, it is expected that the Trust will not have sufficient funds to pay distributions on the Convertible Preferred Securities. The Guarantee is a full guarantee on a subordinated basis with respect to the Convertible Preferred Securities issued by the Trust from the time of its issuance but does not apply to any payment of distributions unless and until the Trust has sufficient funds for the payment of such distributions. The Guarantee covers the payment of distributions and other payments on the Convertible Preferred Securities only if and to the extent that McKesson has made a payment of interest or principal on the Convertible Debentures held by the Trust as its sole asset. See "Risk Factors--Limitations of the Guarantee." The Guarantee, when taken together with McKesson's obligations under the Convertible Debentures, the Indenture and the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), provides a full and unconditional guarantee of amounts on the Convertible Preferred Securities.

  If McKesson fails to make interest or other payments on the Convertible Debentures when due (taking account of any Extension Period), the Declaration provides a mechanism whereby a holder of the Convertible Preferred Securities, using the procedures described in "Description of the Convertible Preferred Securities--Voting Rights," may direct the Institutional Trustee to enforce its rights under the Convertible Debentures. If the Institutional Trustee fails to enforce its rights under the Convertible Debentures, any holder of Convertible Preferred Securities may directly institute a legal proceeding against McKesson to enforce the Institutional Trustee's rights under the Convertible Debentures without first instituting legal proceedings against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Convertible Debentures on the date such interest or principal is otherwise payable (or in the case of redemption on the Redemption
Date), a holder of Convertible Preferred Securities may institute a Direct Action for payment on or after the respective due dates specified in the Convertible Debentures. In connection with such Direct Action, McKesson will be subrogated to the rights of such holder of Convertible Preferred Securities under the Declaration to the extent of any payment made by McKesson to such holder of Convertible Preferred Securities in such Direct Action. McKesson, under the Guarantee, acknowledges that the Guarantee Trustee shall enforce the Guarantee on behalf of holders of the Convertible Preferred Securities. If McKesson fails to make payments under the Guarantee, the Guarantee provides a mechanism whereby the holders of the Convertible Preferred Securities may direct the Guarantee Trustee to enforce its rights thereunder. Any holder of Convertible Preferred Securities may institute a legal proceeding directly against McKesson to enforce such holder's right to receive payment under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

                         DESCRIPTION OF CAPITAL STOCK

  The description of the Company's capital stock and of certain provisions of Delaware law do not purport to be complete and are subject to and qualified in their entirety by reference to the Company's Restated Certificate of Incorporation (the "Certificate") and Restated By-Laws (the "By-Laws") and Delaware law, and, with respect to certain rights of holders of shares of Common Stock, the Rights Agreement (as hereinafter defined). Copies of such documents have been filed with the Commission.

  As of the date hereof, the capital stock of McKesson consists of 200,000,000 authorized shares of Common Stock and 100,000,000 authorized shares of preferred stock.

COMMON STOCK

  As of March 31, 1997, there were 45,784,949 shares of Common Stock issued and outstanding. The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as the McKesson Board of Directors (the "Board") may from time to time determine. The shares of Common Stock are neither redeemable nor convertible, and the holders thereof have no preemptive or subscription rights to purchase any securities of McKesson. Upon liquidation, dissolution or winding up of McKesson, the holders of Common Stock are entitled to receive the assets of McKesson, which are legally available for distribution, after payment of all debts, other liabilities and any liquidation preferences of outstanding preferred stock. Each outstanding share of Common Stock is entitled to one vote on all matters submitted to a vote of stockholders. There is no cumulative voting.

SERIES PREFERRED STOCK

  As of March 31, 1997, there were no shares of series preferred stock issued and outstanding. The Board is authorized to issue series preferred stock in classes or series and to fix the designations, preferences, qualifications, limitations, or restrictions of any class or series with respect to the rate and nature of dividends, the price and terms and conditions on which shares may be redeemed, the amount payable in the event of voluntary or involuntary liquidation, the terms and conditions for conversion or exchange into any other class or series of the stock, voting rights and other terms.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION AND BYLAWS

  The Certificate and By-Laws of McKesson contain certain provisions that may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

  Pursuant to the Certificate, the Board is divided into three classes serving staggered three-year terms. Directors can be removed from office only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of the then outstanding shares of any class or series of capital stock of the Company entitled to vote generally in the election of directors. Vacancies and newly created directorships on the Board may be filled only by a majority of the remaining directors or by the plurality vote of the stockholders.

  The Certificate also provides that any action required or permitted to be taken by the holders of Common Stock may be effected only at an annual or special meeting of such holders, and that stockholders may act in lieu of such meetings only by unanimous written consent. The By-Laws provide that special meetings of holders of Common Stock may be called only by the Chairman or the President of the Company or the Board. Holders of Common Stock are not permitted to call a special meeting or to require that the Board call a special meeting of stockholders.

  The By-Laws establish an advance notice procedure for the nomination, other than by or at the direction of the Board, of candidates for election as directors as well as for other stockholder proposals to be considered at annual meetings of stockholders. In general, notice of intent to nominate a director or raise business at such meetings must be received by the Company not less than 60 nor more than 90 days prior to the date of the annual meeting and must contain certain specified information concerning the person to be nominated or the matters to be brought before the meeting and concerning the stockholder submitting the proposal.

  The Certificate also provides that certain provisions of the By-Laws may only be amended by the affirmative vote of the holders of 75% of the shares of the Company outstanding and entitled to vote. The Certificate also provides that, in addition to any affirmative vote required by law, the affirmative vote of holders of 80% of the voting stock of the Company and two-thirds of the voting stock other than voting stock held by an interested stockholder shall be necessary to approve certain business combinations proposed by an interested stockholder.

  The foregoing summary is qualified in its entirety by the provisions of the Certificate and By-Laws, copies of which have been filed with the Commission.

RIGHTS PLAN

  Pursuant to the Company's Rights Agreement (as defined below), the Board declared a dividend distribution of one right (a "Right") for each outstanding share of Common Stock to stockholders of record of the Company at November 1, 1994 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company a unit consisting of one one-hundredth of a share of Series A Junior Participating Preferred Stock (the "Series A Preferred Stock") at a purchase price of $100 per unit. The terms of the Rights are set forth in a Rights Agreement between the Company and a Rights Agent (the "Rights Agreement"), a copy of which is filed with the Commission. The following summary outlines certain provisions of the Rights Agreement and is qualified by reference to the full text of the form of the Rights Agreement.

  The Rights are attached to all Common Stock certificates representing shares outstanding at the Record Date and shares issued between the Record Date and the Distribution Date (as hereinafter defined), and no separate rights certificates (the "Rights Certificates") have been distributed. The Rights will separate from the Common Stock, separate Rights Certificates will be issued and a distribution date (the "Distribution Date") will occur upon the earlier to occur of (i) ten business days following the date of a public announcement that there is an Acquiring Person (as defined below) (such date, the "Stock Acquisition Date"), (ii) ten business days following commencement of a tender or exchange offer that would result in the offeror beneficially owning 15% or more of the Common Stock or (iii) ten business days after the Board determines that the ownership of 10% or more of the Company's outstanding Common Stock by a person is (A) intended to cause the Company to repurchase the Common Stock beneficially owned by such person or (B) is causing, or is reasonably likely to cause, a material adverse impact on the Company.

  The term "Acquiring Person" means any person who, together with affiliates and associates, acquires beneficial ownership of shares of Common Stock representing 15% or more of the Common Stock, but shall not include the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any person or entity organized, appointed or established by the Company for or pursuant to the terms of such plan.

  In the event that a person becomes an Acquiring Person (except pursuant to an offer for all outstanding shares of Common Stock which the independent directors determine to be fair to and otherwise in the best interests of the Company and its stockholders), each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a calculated value equal to two times the exercise price of the Right. Notwithstanding the foregoing, following the occurrence of such event, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by an Acquiring Person and certain related persons and transferees will be null and void. However, Rights are not exercisable following the occurrence of such event until such time as the Rights are no longer redeemable as set forth below.

  The Rights expire on September 14, 2004, unless redeemed earlier by the Board.

  At any time prior to the tenth day following the Stock Acquisition Date, the Company may redeem the Rights, in whole, but not in part, at a price of $.01 per Right.

  Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including without limitation, the right to vote or to receive dividends.

  In general, the Rights Agreement may be amended by the Board (i) prior to the Distribution Date in any manner, and (ii) on or after the Distribution Date in certain respects including (a) to shorten or lengthen any time period and (b) in a manner not adverse to the interests of Rights holders. However, amendments extending the redemption period must be made while the Rights are still redeemable.

  The Rights have certain anti-takeover effects and will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board. The Rights should not interfere with any merger or other business combination approved by the Board, since the Board may redeem the Rights as provided above.

SECTION 203 OF DELAWARE GENERAL CORPORATION LAW

  The Company is subject to the "business combination" statute of the Delaware General Corporation Law (Section 203). In general, such statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with any "interested stockholder" for a period of three years after the date of the transaction in which the person became an "interested stockholder," unless (i) such transaction is approved by the board of directors prior to the date the interested stockholder obtains such status, (ii) upon consummation of such transaction, the "interested stockholder" beneficially owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by (a) persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or (iii) the "business combination" is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the "interested stockholder." A "business combination" includes mergers, asset sales and other transactions resulting in financial benefit to the "interested stockholder." An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) beneficially 15% or more of a corporation's voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to the Company and, accordingly, may discourage attempts to acquire the Company.

CERTAIN EFFECTS OF AUTHORIZED BUT UNISSUED STOCK

  The Company's authorized but unissued shares of Common Stock and series preferred stock may be issued without additional stockholder approval and may be utilized for a variety of corporate purposes, including future offerings to raise additional capital or to facilitate corporate acquisitions.

  The issuance of series preferred stock could have the effect of delaying or preventing a change in control of the Company. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of Common Stock or could adversely affect the rights and powers, including voting rights, of the holders of the Common Stock. In certain circumstances, such issuance could have the effect of decreasing the market price of the Common Stock.

  One of the effects of the existence of unissued and unreserved Common Stock or series preferred stock may be to enable the Board to issue shares to persons friendly to current management which could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of management. Such additional shares also could be used to dilute the stock ownership of persons seeking to obtain control of the Company.

  The Company plans to issue additional shares of Common Stock (i) upon the exercise of options which have been granted or which may be granted in the future to directors, officers and employees of the Company and (ii) upon conversion of the Trust Securities. The Company does not currently have any plans to issue shares of preferred stock, although, 10,000,000 shares of Series A Preferred Stock have been designated pursuant to the Company's Rights Plan. See "--Rights Plan."

LIMITATION OF DIRECTORS LIABILITY

  The Certificate contains a provision that limits the liability of McKesson's directors for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the Delaware General Corporation Law. Such limitation does not, however, affect the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or purchases and (iv) for any transaction from which the director derives an improper personal benefit. The effect of this provision is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. This provision does not limit or eliminate the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, the directors and officers of the Company have indemnification protection.

                     UNITED STATES FEDERAL INCOME TAXATION

GENERAL

  The following is a summary of certain United States federal income tax consequences of the purchase, ownership and disposition of the Convertible Preferred Securities. Unless otherwise stated, this summary only deals with Convertible Preferred Securities held as capital assets (generally, assets held for investment). The tax treatment of a holder of Convertible Preferred Securities may vary depending on his particular situation. This summary does not address all of the tax consequences that may be relevant to holders who may be subject to special tax treatment such as, for example, insurance companies, broker-dealers, tax-exempt organizations, or, except to the extent described below, foreign taxpayers. In addition, this summary does not address any aspects of state, local, or foreign tax laws. This summary is based on the United States federal income tax law in effect as of the date hereof, which is subject to change, possibly on a retroactive basis. Each investor is urged to consult his tax advisor as to the particular tax consequences of purchasing, owning, and disposing of the Convertible Preferred Securities, including the application and effect of United States federal, state, local, foreign, and other tax laws.

CLASSIFICATION OF THE CONVERTIBLE DEBENTURES

  In connection with the issuance of the Convertible Debentures, Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel to the Company and the Trust ("Tax Counsel"), will render an opinion generally to the effect that under current law and assuming full compliance with the terms of the Indenture and certain other documents, and based on certain facts and assumptions contained in such opinion, the Convertible Debentures to be held by the Trust will be classified, for United States federal income tax purposes, as indebtedness of the Company.

CLASSIFICATION OF THE TRUST

  In connection with the issuance of the Convertible Preferred Securities, Tax Counsel will render an opinion generally to the effect that, under current law and assuming full compliance with the terms of the Declaration, the Indenture, and certain other documents, and based on certain facts and assumptions contained in such opinion, the Trust will be classified for United States federal income tax purposes, as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Convertible Preferred Securities will generally be treated as the owner of an undivided interest in the Convertible Debentures, and as further discussed below, each holder will be required to include in ordinary income his allocable share of interest (or OID, if any) paid or accrued on the Convertible Debentures.

POTENTIAL EXTENSION OF INTEREST PAYMENT PERIOD AND ORIGINAL ISSUE DISCOUNT

  Under recently issued Treasury regulations (the "Regulations"), a debt instrument will be deemed to be issued with OID if there is more that a "remote" contingency that periodic stated interest payments due on the instrument will not be timely paid. Because the exercise by the Company of its option to defer the payment of stated interest on the Convertible Debentures would prevent the Company from declaring dividends on any class of equity, the Company believes that the likelihood of its exercising the option is "remote" within the meaning of the Regulations. As a result, the Company intends to take the position, based on the advice of Tax Counsel, that the Convertible Debentures will not be deemed to be issued with OID. Accordingly, based on this position, stated interest payments on the Convertible Debentures will be includible in the ordinary income of a holder at the time that such payments are paid or accrued in accordance with the holder's regular method of accounting. Because the Regulations have not yet been addressed in any published rulings or other published interpretations issued by the Internal Revenue Service, it is possible that the Internal Revenue Service could take a position contrary the position taken by the Company.

  Exercise of Deferral Option. If the Company were to exercise its option to defer the payment of stated interest on the Convertible Debentures, the Convertible Debentures would be treated, solely for purpose of the

OID rules, as being "re-issued" at such time with OID. Under these rules, a holder of the Convertible Debentures would be required to include OID in ordinary income, on a current basis, over the period that the instrument is held even though the Company would not be making any actual cash payments during the extended interest payment period. The amount of interest income includible in the taxable income of a holder of the Convertible Debentures would be determined on the basis of a constant yield method over the remaining term of the instrument and the actual receipt of future payments of stated interest on the Convertible Debentures would no longer be separately reported as taxable income. The amount of OID that would accrue, in the aggregate, during the extended interest payment period would be approximately equal to the amount of the cash payment due at the end of such period. Any OID included in income would increase the holder's adjusted tax basis in the Convertible Debentures and the holder's actual receipt of interest payments would reduce such basis.

  Because income on the Convertible Preferred Securities will constitute interest income for United States Federal income tax purposes, corporate holders of Convertible Preferred Securities will not be entitled to claim a dividends received deduction in respect of such income.

MARKET DISCOUNT AND BOND PREMIUM

  To the extent a holder acquires Convertible Preferred Securities at a price that is greater or less than the adjusted issue price (which should generally approximate the face amount plus accrued but unpaid interest on the Convertible Debentures) of such holder's proportionate share of the Convertible Debentures, the holder may be deemed to have acquired its undivided interest in the Convertible Debentures with acquisition premium or market discount.

  A holder who acquires an undivided beneficial interest in the Convertible Debentures at a market discount will generally be required to recognize ordinary income to the extent of accrued market discount on the Convertible Debentures upon their retirement or, to the extent of any gain, upon the disposition of the Convertible Preferred Securities. Such market discount will accrue ratably or, at the election of the holder, under a constant yield method over the remaining term of the Convertible Debentures. A holder will also be required to defer the deduction of a portion of the interest paid or accrued on indebtedness incurred to purchase or carry Convertible Preferred Securities that represent an undivided interest in Convertible Debentures acquired with market discount. In lieu of the foregoing, a holder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in the taxable year of the election or thereafter, in which case the interest deferral rule will not apply. A holder will not recognize income for any accrued market discount attributable to Convertible Preferred Securities surrendered for conversion into McKesson Common Stock. Upon disposition of the McKesson Common Stock received however, any gain will be treated as ordinary income to the extent of such accrued market discount.

  A holder who acquires an undivided beneficial interest in the Convertible Debentures at a premium will be able to offset the amount of such holder's amortizable bond premium attributable to that taxable year against such holder's allocable share of interest (or OID, if any) paid or accrued on the Convertible Debentures.

  Holders are advised to consult their tax advisors regarding the market discount and acquisition premium rules.

RECEIPT OF CONVERTIBLE DEBENTURES OR CASH UPON LIQUIDATION OF THE TRUST

  If Company exercises its right to liquidate the Trust and cause the Convertible Debentures to be distributed on a pro rata basis to the holders of the Convertible Preferred Securities, such distribution would be treated as a nontaxable event to the holders. In such event, each holder of Convertible Preferred Securities would have an adjusted tax basis in the Convertible Debentures received in the liquidation equal to the adjusted tax basis in his Convertible Preferred Securities surrendered therefor and the holding period of the Convertible Debentures would include the period during which the holder had held the Convertible Preferred Securities. If, however, the Trust is characterized, for United States Federal income tax purposes, as an association taxable as a corporation at the time of such liquidation, the distribution of the Convertible Debentures would constitute a taxable event to the holders of Convertible Preferred Securities.

  If the Convertible Debentures are redeemed for cash and the proceeds of such redemption are distributed to holders in redemption of their Convertible Preferred Securities, the redemption would be treated as a sale of the Convertible Preferred Securities, in which gain or loss would be recognized, as described immediately below.

SALE OF CONVERTIBLE PREFERRED SECURITIES

  Upon the sale of the Convertible Preferred Securities, a holder will recognize gain or loss in an amount equal to the difference between his adjusted tax basis in the Convertible Preferred Securities and the amount realized in the sale (except to the extent of any amount received in respect of accrued but unpaid interest not previously included in income). Subject to the market discount rules described above, such gain or loss will be a capital gain or loss and will be a long term capital gain or loss if the Convertible Preferred Securities have been held for more than one year.

  The Convertible Preferred Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest (or OID if the Convertible Debentures are treated as having been issued, or reissued, with
OID) with respect to the underlying Convertible Debentures. A holder who disposes of his Convertible Preferred Securities will be required to include in ordinary income (i) any portion of the amount realized that is attributable to such accrued but unpaid interest to the extent not previously included in income or (ii) any amount of OID, in either case, that has accrued on his pro rata share of the underlying Convertible Debentures during the taxable year of sale through the date of disposition. Any such income inclusion will increase the holder's adjusted tax basis in his Convertible Preferred Securities disposed of. To the extent that the amount realized in the sale is less than the holder's adjusted tax basis, a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States Federal income tax purposes.

CONVERSION OF CONVERTIBLE PREFERRED SECURITIES INTO MCKESSON COMMON STOCK

  Except possibly to the extent attributable to accrued and unpaid interest (including OID, if any) on the Convertible Debentures, a holder of Convertible Preferred Securities will not recognize income, gain or loss upon the conversion of the Convertible Preferred Securities into McKesson Common Stock through the Conversion Agent. A holder of Convertible Preferred Securities will, however, recognize gain upon the receipt of cash in lieu of a fractional share of McKesson Common Stock equal to the amount of cash received less such holder's tax basis in such fractional share. Such a holder's tax basis in the McKesson Common Stock received upon conversion should generally be equal to such holder's tax basis in the Convertible Preferred Securities delivered to the Conversion Agent for exchange less the basis allocated to any fractional share for which cash is received and such holder's holding period in the McKesson Common Stock received upon conversion should generally begin on the date such holder acquired the Convertible Preferred Securities delivered to the Conversion Agent for exchange.

ADJUSTMENT OF CONVERSION PRICE

  If at any time the Company makes a distribution of property to stockholders that would be taxable to such stockholders as a dividend for United States federal income tax purposes and, in accordance with the antidilution provisions of the Convertible Preferred Securities, the Conversion Price of the Convertible Preferred Securities is decreased, the amount of such decrease may be deemed to be the payment of a taxable dividend to holders of the Convertible Preferred Securities. For example, a decrease in the Conversion Price in the event of distributions of evidences of indebtedness or assets of the Company will generally result in deemed dividend treatment to holders of the Convertible Preferred Securities, but generally a decrease in the event of stock dividends or the distribution of rights to subscribe for McKesson Common Stock will not. See "Description of the Convertible Preferred Securities-- Conversion Rights."

PROPOSED TAX LEGISLATION

  On February 6, 1997, as part of President Clinton's Fiscal 1998 Budget Proposal, the United States Treasury Department proposed legislation that would, among other things, deny an issuer a deduction for United States federal income tax purposes for the payment of interest on instruments with characteristics similar to the Convertible Debentures. If the proposed legislation were enacted in its current form, it is not expected to apply to the Convertible Debentures since the proposed effective date for this provision is the date of first Congressional committee action. There can be no assurances, however, that the proposed legislation, if enacted, or similar legislation enacted after the date hereof, would not adversely affect the tax treatment of the Convertible Debentures, resulting in a Tax Event which would allow the Company to redeem the Convertible Preferred Securities. See "Description of the Convertible Preferred Securities--Special Event Distribution; Tax Redemption."

NON-U.S. HOLDERS

  For purposes of this discussion, a "Non-U.S. Holder" is any corporation, individual, partnership, estate or trust that is, as to the United States, a foreign corporation, a nonresident alien individual, a foreign partnership, or a nonresident fiduciary of a foreign estate or trust.

  Payments made to a holder of Convertible Preferred Securities who is a Non-U.S. Holder will not be subject to withholding of United States federal income tax, provided that (a) the beneficial owner of the Convertible Preferred Securities does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote,
(b) the beneficial owner of the Convertible Preferred Securities is not a controlled foreign corporation that is related to the Company through stock ownership, and (c) either (A) the beneficial owner of the Convertible Preferred Securities certifies to the Trust or its agent, under the penalty of perjury, that it is not a United States holder and provides his name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Convertible Preferred Securities in such capacity, certifies to the Trust or its agent, under the penalty of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof. In addition, a Non-U.S. Holder of Convertible Preferred Securities will not be subject to withholding of United States federal income tax on any gain realized upon the sale or other disposition of a Preferred Security.

  If the Convertible Preferred Securities are converted into McKesson Common Stock, any dividends paid to a Non-U.S. Holder will be subject to withholding of United States Federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty unless the dividend is effectively connected with the conduct of a trade or business of a Non-U.S. Holder with the U.S.

INFORMATION REPORTING

  Generally, income on the Convertible Preferred Securities will be reported to holders on Forms 1099, which forms should be mailed to holders of Convertible Preferred Securities by January 31 following each calendar year.

                             ERISA CONSIDERATIONS

  The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the United States Internal Revenue Code of 1986, as amended (the "Code"), impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA), (b) plans described in section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans, (c) any entities whose underlying assets include plan assets by reason of a plan's investment in such entities (each a "Plan") and (d) persons who have certain specified relationships to such Plans ("Parties-in-Interest" under ERISA and "Disqualified Persons" under the Code). Moreover, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 114 S. Ct. 517 (1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party-in-Interest with respect to a Plan by virtue of such investment. ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties-in-Interest or Disqualified Persons with respect to such Plans.

  The Department of Labor ("DOL") has issued a regulation (29 C.F.R.
(S) 2510.3-101) concerning the definition of what constitutes the assets of a Plan (the "Plan Assets Regulation"). This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan purchases an "equity interest" will be deemed for purposes of ERISA to be assets of the investing Plan unless certain exceptions apply.

  The Plan Assets Regulation defines an "equity interest" as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. It is likely that the Convertible Preferred Securities would be treated as "equity interests" for purposes of the Plan Assets Regulation. In addition, there can be no assurance that any of the exceptions set forth in the Plan Assets Regulation will apply to the purchase of the Convertible Preferred Securities. Information regarding the potential applicability of any such exceptions will be provided in the Prospectus Supplement.

  Under the terms of the Plan Assets Regulation, if the Trust were deemed to hold Plan assets by reason of a Plan's investment in the Convertible Preferred Securities, such Plan assets would include an undivided interest in the assets held by the Trust, including the Convertible Debentures. In such event, any party exercising authority or control regarding the management or disposition of the Convertible Debentures may be deemed to be a Plan "fiduciary," and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and the Code. Furthermore, inasmuch as the Trustee may become a fiduciary with respect to the ERISA Plans that purchase the Convertible Preferred Securities, there may be an improper delegation by such ERISA Plans of the responsibility to manage Plan assets.

  In addition, if McKesson or any affiliate is a Party-in-Interest or Disqualified Person with respect to an investing Plan, such Plan's investment could be deemed to constitute a transaction prohibited under Title I of ERISA or Section 4975 of the Code (e.g., the extension of credit between a Plan and a Party-in-Interest or Disqualified Person). Such transactions may, however, be subject to one or more statutory or administrative exemptions such as Prohibited Transaction Class Exemption ("PTCE") 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager"; and PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager"; or pursuant to any other available exemption. Such exemptions may not, however, apply to all of the transactions that could be deemed prohibited transactions in connection with the Convertible Preferred Securities.

  Each purchaser of the Convertible Preferred Securities will be deemed to have represented and agreed that either (i) it is not purchasing the Convertible Preferred Securities with the assets of any Plan or (ii) one or more exemptions from the prohibited transaction rules of ERISA and the Code applies to such purchase, such that the use of such assets to acquire and hold the Convertible Preferred Securities does not and will not constitute a non-exempt prohibited transaction for purposes of Section 406 of ERISA and Section 4975 of the Code.

  Any purchaser that is an insurance company using the assets of an insurance company general account should note that the Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor is required to issue final regulations (the "General Account Regulations") not later than December 31, 1997 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. The General Account Regulations are to provide guidance on which assets held by the insurer constitute "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code. Section 401(c) also provides that, except in the case of avoidance of the General Account Regulation and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law, until the date that is 18 months after the General Account Regulations become final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 may result on the basis of a claim that the assets of the general account of an insurance company constitute the plan assets of any such plan. The plan asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the assets of any Plan invested in a separate account.

  Any Plan fiduciary that proposes to cause a Plan to purchase Convertible Preferred Securities should consult with its counsel as to the potential applicability of ERISA and the Code to such investment and whether any exemption from the prohibited transaction rules would be applicable and determine on its own whether all conditions of such exemption or exemptions are satisfied. Moreover, each Plan fiduciary should take into account, among other considerations, whether the fiduciary has the authority to make the investment; the composition of the Plan's portfolio with respect to diversification by type of asset; the Plan's funding objectives; the tax effects of the investment; and whether under the general fiduciary standards of investment prudence and diversification an investment in the Convertible Preferred Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                SELLING HOLDERS

  The Convertible Preferred Securities were originally issued by the Trust and sold by Morgan Stanley & Co. Incorporated (the "Initial Purchaser"), in a transaction exempt from the registration requirements of the Securities Act, to persons reasonably believed by such Initial Purchaser to be "qualified institutional buyers" (as defined in Rule 144A under the Securities Act), to certain qualified institutional buyers acting on behalf of institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), or outside the United States to non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act. The Selling Holders may from time to time offer and sell pursuant to this Prospectus any or all of the Convertible Preferred Securities, any Convertible Debentures and McKesson Common Stock issued upon conversion of the Preferred Securities. The term Selling Holder includes the record holders and the beneficial owners of the Convertible Preferred Securities and their transferees, pledgees, donees or other successors.

  The following table sets forth information with respect to the record holders of the Convertible Preferred Securities as of April 7, 1997.

                                                                      NUMBER OF
                                                                     CONVERTIBLE
                                                                      PREFERRED
                             SELLING HOLDER                          SECURITIES
                             --------------                          -----------
     1.CEDE & CO....................................................  3,981,000
     2.SALKELD & CO.................................................     13,400
     3.MORGAN STANLEY & CO. INCORPORATED............................      5,600
                                                                      ---------
       Total........................................................  4,000,000
                                                                      =========

Because the Selling Holders may, pursuant to this Prospectus, offer all or some portion of the Convertible Preferred Securities, the Convertible Debentures or the McKesson Common Stock issuable upon conversion of the Convertible Preferred Securities, no estimate can be given as to the amount of the Convertible Preferred Securities, the Convertible Debentures or the McKesson Common Stock issuable upon conversion of the Convertible Preferred Securities that will be held by the Selling Holders upon termination of any such sales. In addition, the Selling Holders identified above may have sold, transferred or otherwise disposed of all or a portion of their Convertible Preferred Securities since the date on which they provided the information regarding their Convertible Preferred Securities, in transactions exempt from the registration requirements of the Securities Act.

                             PLAN OF DISTRIBUTION

  The Selling Holders may offer the Offered Securities from time to time following effectiveness of the Registration Statement of which this Prospectus constitutes a part. The Selling Holders may sell the Offered Securities (i) to or through underwriters, brokers or dealers; (ii) directly to one or more other purchasers; (iii) through agents on a best-efforts basis or otherwise; or (iv) through a combination of any such methods of sale. The Offered Securities may be sold from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Selling Holders and any underwriters, broker-dealers or agents that participate in the distribution of Offered Securities may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act. At the time a particular offering of the Offered Securities is made, a Prospectus Supplement, if required, will be distributed which will set forth the aggregate amount and type of Offered Securities being offered and the terms of the offering, including the name or names of any underwriters, broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Holders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

  To comply with the securities laws of certain jurisdictions, if applicable, the Offered Securities will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the Offered Securities may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or any exemption from registration or qualification is available and is complied with.

  In order to facilitate the offering of the Offered Securities, the underwriters, if any, may engage in transactions that stabilize, maintain or otherwise affect the price of the Offered Securities. Specifically, the underwriters, if any, may overallot in connection with the offering, creating a short position in the Offered Securities for their own account. In addition, to cover overallotments or to stabilize the price of the Offered Securities, the underwriters, if any, may bid for, and purchase, the Offered Securities in the open market. Finally, the underwriting syndicate, if any, may reclaim selling concessions allowed to an underwriter or a dealer for distributing the Offered Securities in the offering, if the syndicate repurchases previously distributed Offered Securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Offered Securities above independent market levels. The underwriters, if any, are not required to engage in these activities, and may end any of these activities at any time.

  Pursuant to the Registration Rights Agreement, all expenses of the registration of the Offered Securities will be paid by the Company, including, without limitation, Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that the Selling Holders will pay all underwriting discounts and selling commissions, if any. The Selling Holders will be indemnified by the Company and the Trust, jointly and severally, against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith. The Company and the Trust will be indemnified by the Selling Holders severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.

                                    EXPERTS

  The consolidated financial statements of McKesson and the related financial statement schedule incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K/A for the year ended March 31, 1996 and the consolidated financial statements of FoxMeyer Corporation for the year ended March 31, 1996 incorporated in this Prospectus by reference from the Company's Current Report on Form 8-K/A filed with the Commission on April 28, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated herein by reference (which report dated May 13, 1996 (December 31, 1996 as to Notes 8 and 17) on the Company's consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph relating to a change in the Company's method of accounting for post employment benefits to conform with Statement of Financial Accounting Standards No. 112 and report on FoxMeyer Corporation's consolidated financial statements dated June 28, 1996 (March 18, 1997 as to paragraph seven of Note Q), which report expresses an unqualified opinion and includes an explanatory paragraph relating to the sale of the principal assets of FoxMeyer Corporation and its Chapter 7 bankruptcy filing. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                 LEGAL MATTERS

  Certain legal matters with respect to the Convertible Preferred Securities, the Convertible Debentures and the Guarantee being offered hereby and the Common Stock issuable upon conversion of the Convertible Debentures and certain United States federal income taxation matters have been passed upon for McKesson and the Trust by Skadden, Arps, Slate, Meagher & Flom LLP.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

  NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY MCKESSON FINANCING TRUST, MCKESSON CORPORATION, THE SELLING HOLDERS OR ANY OF THEIR AGENTS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF MCKESSON FINANCING TRUST OR MCKESSON CORPORATION SINCE THE DATE HEREOF.

                               ----------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information......................................................   4
Incorporation of Certain Documents by Reference............................   5
Special Note Regarding Forward-Looking Statements                             5
Risk Factors...............................................................   6
The Company................................................................  10
Use of Proceeds............................................................  13
Accounting Treatment.......................................................  13
Ratio of Earnings to Fixed Charges.........................................  13
McKesson Financing Trust...................................................  14
Description of the Convertible Preferred Securities........................  15
Description of the Guarantee...............................................  33
Description of the Convertible Debentures..................................  36
Effect of Obligations Under the Convertible Debentures and the Guarantee...  46
Description of Capital Stock...............................................  47
United States Federal Income Taxation......................................  51
ERISA Considerations.......................................................  55
Selling Holders............................................................  56
Plan of Distribution.......................................................  57
Experts....................................................................  58
Legal Matters..............................................................  58

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                             4,000,000 CONVERTIBLE
                             PREFERRED SECURITIES

                                   MCKESSON
                                FINANCING TRUST

                             5% TRUST CONVERTIBLE
                             PREFERRED SECURITIES
                           GUARANTEED TO THE EXTENT
                             SET FORTH HEREIN BY,

                                   MCKESSON
                                  CORPORATION

                               ----------------
                                  PROSPECTUS
                               ----------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following expenses (other than the SEC filing fee) are estimated.

      SEC registration fee......................................... $ 68,181.82
      Printing and engraving expenses..............................   55,000.00
      Legal fees and expenses......................................   30,000.00
      Accounting fees and expenses.................................   10,000.00
      Transfer agent and trustee fees..............................   12,500.00
      Information agent fees and expenses..........................    5,000.00
      Miscellaneous................................................    9,318.18
                                                                    -----------
         Total..................................................... $190,000.00
                                                                    ===========

ITEM 15. INDEMNIFICATION OF DIRECTOR AND OFFICERS.

    Article VIII of the By-Laws of the Company, in accordance with the provisions of Section 145 of the General Corporation Law of Delaware (the "Delaware Corporation Law"), provides that the Company shall indemnify any person in connection with any threatened, pending or completed legal proceeding (other than a legal proceeding by or in the right of the Company) by reason of the fact that he is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such legal proceeding if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If the legal proceeding is by or in the right of the Company, the director or officer may be indemnified by the Company against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such legal proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except that he may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable to the Company unless a court determines otherwise.

    Article VIII of the Company's By-Laws allows the Company to maintain director and officer liability insurance on behalf of any person who is or was a director or officer of the Company or such person who serves or served as director, officer, employee or agent of another corporation, partnership or other enterprise at the request of the Company.

    Article VI of the Company's Certificate, in accordance with Section 102(b)(7) of the Delaware Corporation Law, provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for any breach of his fiduciary duty as a director; provided, however, that such clause shall not apply to any liability of a director (1) for any breach of his duty of loyalty to the Company or its stockholders, (2) for acts or omissions that are not in good faith or involve intentional misconduct or a knowing violation of the law, (3) under
  Section 174 of the Delaware Corporation Law, or (4) for any transaction from which the director derived an improper personal benefit.

    The Declaration of the Trust limits the liability to the Trust and certain other persons, and provides for the indemnification by the Company of Trustees, their officers, directors and employees and certain other persons.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  A. EXHIBITS

  The Exhibits listed in the following Exhibit Index are filed as part of the Registration Statement:

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
   4.1   Certificate of Trust of McKesson Financing Trust.
   4.2   Amended and Restated Declaration of Trust of McKesson Financing Trust,
         dated as of February 20, 1997, among McKesson Corporation, as Sponsor,
         The First National Bank of Chicago, as Institutional Trustee, First
         Chicago Delaware Inc., as Delaware Trustee and William A. Armstrong,
         Ivan D. Meyerson and Nancy A. Miller, as Regular Trustees.
   4.3   Indenture for the 5% Convertible Junior Subordinated Debentures, dated as of February 20, 1997, among McKesson Corporation and The First
         National Bank of Chicago, as Debt Trustee.
   4.4   Form of 5% Trust Convertible Preferred Securities (included in Exhibit
         A-1 to Exhibit 4.2 above).
   4.5   Form of 5% Convertible Junior Subordinated Debentures (included in
         Exhibit A to Exhibit 4.3 above).
   4.7   McKesson Corporation Preferred Securities Guarantee Agreement, dated as of February 20, 1997, between McKesson Corporation, as Guarantor, and The First National Bank of Chicago, as Preferred Guarantor
         Trustee.
   4.8   Restated Certificate of Incorporation of the Company (Exhibit 3.1(1)).
   4.9   Restated By-Laws of the Company, as amended through April 1, 1997
         (Exhibit 4.2(2)).
   4.10  Rights Agreement, dated as of September 14, 1994, by and between the
         Company and First Chicago Trust Company of New York, as Rights Agent
         (Exhibit 4.1(3)).
   5.1   Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to the legality of the Convertible Preferred Securities, Convertible Junior
         Subordinated Debentures, Guarantee and Common Stock of McKeeson
         Corporation being registered hereby.
   8.1   Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to certain tax matters.
  10.1   Registration Rights Agreement, dated February 20, 1997, among McKesson
         Corporation, McKesson Financing Trust and Morgan Stanley & Co.
         Incorporated, as Initial Purchaser.
  12.1   Ratio of Earnings to Fixed Charges of McKesson Corporation.
  23.1   Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in
         Exhibits 5.1 and 8.1).
  23.2   Independent Auditors' Consent.
  24     Power of Attorney.
  25.1   Form T-1 Statement of Eligibility under the Trust Indenture Act of
         1939, as amended, of The First National Bank of Chicago, as Debt
         Trustee under the 5% Convertible Junior Subordinated Debenture
         Indenture.
  25.2   Form T-1 Statement of Eligibility under the Trust Indenture Act of
         1939, as amended, of The First National Bank of Chicago, as
         Institutional Trustee under the Amended and Restated Declaration of
         Trust.
  25.3   Form T-1 Statement of Eligibility under the Trust Indenture Act of
         1939, as amended, of The First National Bank of Chicago, as Preferred
         Guarantee Trustee under the Guarantee.
--------

  (1)    Incorporated by reference to designated exhibit to the Company's
         Annual Report on Form 10-K for the fiscal year ended March 31, 1996, as amended by Amendment No. 1 on Form 10-K/A, filed on February 13,
         1997.
  (2)    Incorporated by reference to designated exhibit to the Company's
         Registration Statement on Form S-3 filed with the Commission on April
         29, 1997, Registration No. 333-26103.
  (3) Incorporated by reference to designated exhibit to Amendment No. 3 to the Company's Registration Statement on Form 10 filed with the Commission on October 27, 1994, File No. 1-13252.

  B. FINANCIAL STATEMENTS AND SCHEDULES

  All schedules for which provision is made in Regulation S-X of the Securities and Exchange Commission either are not required under the related instructions or the information required to be included therein has been included in the financial statements of the Company.

ITEM 17. UNDERTAKINGS.

  (a) The undersigned registrant hereby undertakes as follows:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the lower high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

  (d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

  (e) The Company hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrants pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

    (2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SAN FRANCISCO, STATE OF CALIFORNIA, ON MAY 2, 1997.


                                          McKESSON CORPORATION

                                                  /s/ Richard H. Hawkins
                                          By: _________________________________
                                            Name:Richard H. Hawkins
                                            Title: Vice President and Chief
                                                   Financial Officer

  Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on May 2, 1997.

              SIGNATURE                                   TITLE

                  *                                Chairman of the Board
-------------------------------------
          ALAN SEELENFREUND

         /s/ Mark A. Pulido                    President and Chief Executive
-------------------------------------                     Officer
           MARK A. PULIDO                              and Director
                                               (principal executive officer)

       /s/ Richard H. Hawkins                    Vice President and Chief
-------------------------------------                Financial Officer
         RICHARD H. HAWKINS                    (principal financial officer)

        /s/ Heidi E. Yodowitz                           Controller
-------------------------------------         (principal accounting officer)
          HEIDI E. YODOWITZ

                  *                                      Director
-------------------------------------
         MARY G.F. BITTERMAN

                  *                                      Director
-------------------------------------
          TULLY M. FRIEDMAN

                  *                                      Director
-------------------------------------
          JOHN M. PIETRUSKI

                  *                                      Director
-------------------------------------
          CARL E. REICHARDT

                  *                                      Director
-------------------------------------
            JANE E. SHAW

                  *                                      Director
-------------------------------------
       ROBERT H. WATERMAN, JR.

           /s/ Nancy A. Miller
*By: ________________________________
           NANCY A. MILLER
          ATTORNEY-IN-FACT


                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, MCKESSON FINANCING TRUST CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SAN FRANCISCO, STATE OF CALIFORNIA, ON MAY 2, 1997.

                                          McKESSON FINANCING TRUST

                                          By __________________________________
                                                  /s/ Ivan D. Meyerson
                                                    Ivan D. Meyerson
                                                         Trustee

                                          By __________________________________
                                                   /s/ Nancy A. Miller
                                                     Nancy A. Miller
                                                         Trustee

                                          By __________________________________
                                                /s/ William A. Armstrong
                                                  William A. Armstrong
                                                         Trustee